UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. 3)
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Doral Financial Corporation

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1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

April 9, 2008

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Doral Financial Corporation (“Doral Financial”). This year the meeting will be held at Auditorium D, 383 Madison Avenue, New York, New York on May 7, 2008. The meeting will begin promptly at 8:00 a.m. EST.

Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

Only shareholders of record as of the close of business on March 10, 2008 are entitled to notice of, and to vote at, the annual meeting or any adjournments. A list of these shareholders will be available for inspection for a period of ten days prior to the annual meeting at the office of Doral Financial located on the 13th Floor, 623 Fifth Avenue, New York, New York, and will also be available for inspection at the meeting itself.

Shareholders are urged to review carefully the enclosed proxy statement and complete, sign and return your proxy card in the envelope provided, even if you plan to attend the meeting. YOUR VOTE IS IMPORTANT. The prompt return of your proxy card will ensure that your vote is counted. Please note that sending us your proxy will not prevent you from voting in person at the meeting if you so desire.

We appreciate your support.

Sincerely,

Glen R. Wakeman
President and Chief Executive Officer

1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 7, 2008

The annual meeting of shareholders of Doral Financial Corporation (“Doral Financial”) will be held at Auditorium D, 383 Madison Avenue, New York, New York on May 7, 2008, beginning at 8:00 a.m. EST, to vote on the following matters as described in the accompanying proxy statement:

1. The election of ten (10) directors of Doral Financial;

2. A proposal to adopt the Doral Financial 2008 Stock Incentive Plan;

3. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record as of the close of business on March 10, 2008 are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of these shareholders will be available for inspection for a period of ten days prior to the annual meeting at the office of Doral Financial located on the 13th Floor, 623 Fifth Avenue, New York, New York, and will also be available for inspection at the meeting itself.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By order of our Board of Directors,

Enrique R. Ubarri-Baragaño
Secretary

Dated: April 9, 2008

i

Doral Financial Corporation
1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of Doral Financial Corporation to be held at Auditorium D, 383 Madison Avenue, New York, New York on May 7, 2008, beginning at 8:00 a.m. EST, and any postponements or adjournments thereof. Doral Financial anticipates that this proxy statement and the accompanying form of the proxy will be mailed to shareholders commencing on or about April 11, 2008.

GENERAL QUESTIONS ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Doral Financial is soliciting your vote at the annual meeting.

What am I being asked to vote on at the Annual Meeting?

You will be asked to vote upon:

1. The election of ten (10) directors of Doral Financial;

2. A proposal to adopt the Doral Financial 2008 Stock Incentive Plan;

3. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, LLC, you are considered the “stockholder of record” with respect to those shares. The proxy materials have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the Internet.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, March 10, 2008, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment thereof. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. As of the close of business on March 10, 2008, there were 53,810,110 shares of the Company’s common stock outstanding.

Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring appropriate documentation from your broker, bank or other nominee to personally vote at the meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board’s recommendation for each proposal is set forth below.

Election of Directors (page 5).	The Board recommends a vote “FOR” each of these directors.

Adoption of 2008 Stock Incentive Plan (page 29).	The Board recommends a vote “FOR” this proposal.

The Ratification of Selection of Auditor (page 35).	The Board recommends a vote “FOR” this proposal.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum for the Annual Meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 53,810,110 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to Doral Financial, it will be voted as you direct. If you are a registered shareholder of record and attend the meeting, you may deliver your completed proxy card in person. Alternatively, in lieu of signing the accompanying proxy card and returning it to Doral Financial, registered shareholders can vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of such revocation to the Secretary of Doral Financial.

“Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares. Street name holders may vote by telephone or the Internet if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Doral Financial either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders with respect to your proxy will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What vote is required to approve each item?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.

Adoption of 2008 Stock Incentive Plan, Ratification of Independent Registered Public Accounting Firm and Other Items.  For the adoption of the 2008 Stock Incentive Plan, the ratification of our independent registered public accounting firm and any other item voted upon at the annual meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

Doral Holdings Delaware, LLC (“Doral Holdings”) beneficially owns 90% of the outstanding shares of Doral Financial common stock. As a result, Doral Holdings has sufficient votes to approve each of the proposals to be voted on at the annual meeting. Doral Holdings has indicated that it intends to vote for each of the items described above.

Who will bear the costs of soliciting proxies for the Annual Meeting?

We will bear the cost of soliciting proxies for the annual meeting. We do not intend to solicit proxies otherwise than by the use of the mails but certain of our officers and regular employees or our subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to solicit proxies. Proxy material will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Who will count the vote?

Representatives of our transfer agent, BNY Mellon Shareowner Services, LLC, will tabulate the votes and act as inspectors of election.

Other Information

All share and per share information presented in this proxy statement have been adjusted to reflect a 1-for-20 reverse stock split effective August 17, 2007.

Our Annual Report on Form 10-K for the year ended December 31, 2007 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

The contents of our corporate website (http://www.doralfinancial.com) are not incorporated by reference into this Proxy Statement.

SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND PRINCIPAL HOLDERS

The following table shows, as of March 10, 2008, the amount of our common stock beneficially owned (unless otherwise indicated in the footnotes) by (1) each stockholder known by us to own beneficially more than 5% of our common stock, (2) each director or nominee for director, (3) each executive officer named in the Summary Compensation Table (the “named executive officers”) and (4) by all of our directors and executive officers as a group. The information is based on reports filed with the SEC and information provided by the persons named below. No director, nominee or executive officer owned shares of our preferred stock as of such date.

On July 19, 2007, Doral Holdings Delaware, LLC, a newly formed entity in which Bear Stearns Merchant Banking and other investors including funds managed by Marathon Asset Management, Perry Capital, the DE Shaw Group and Tennenbaum Capital invested, purchased 48,412,698 shares of common stock for an aggregate purchase price of $610.0 million.

Amount and Nature
	of Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class

Directors
Frank W. Baier	—		—
Dennis G. Buchert	—		—
James E. Gilleran	—		—
David E. King(2)	—		—
Howard M. Levkowitz(2)	—		—
Michael J. O’Hanlon(2)	—		—
Raymond J. Quinlan	—		—
Ramesh N. Shah	—		—
Kevin M. Twomey	—		—
Management
Glen R. Wakeman(3)*	23,967		**
Lesbia Blanco	1,559	(4)	**
Marangal I. Domingo	—		—
Calixto García-Vélez	—		—
Enrique R. Ubarri	—		—
All directors, nominees and executive officers as a group, consisting of 18 persons, including those named above	25,526		**
Other Principal Holders
Doral Holdings Delaware, LLC	48,412,698	(5)(6)	90.0%
Doral GP Ltd. Doral Holdings, L.P. C/O Bear Stearns Merchant Banking 383 Madison Avenue New York, NY 10179

 * Mr. Wakeman is also a director of Doral Financial.

** Represents less than 1% of Doral Financial’s outstanding common stock.

(1) Except as noted in the footnotes below, the information is based on the SEC’s definition of “beneficial ownership,” which is broader than ownership in the usual sense. For example, under SEC rules you beneficially own stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or an understanding) have or share the power to vote the stock or to sell it, or if you have the right to acquire it within 60 days.

(2) The named director also is a director of Doral GP Ltd., which is the general partner of Doral Holdings, L.P., which is the managing member of Doral Holdings Delaware, LLC, which is the holder of 48,221,343 shares of common stock of Doral Financial. In his capacity as a director of Doral GP Ltd., the named director does not have voting or dispositive power over such shares. The named director is also a senior managing director of an entity which may hold (or affiliates of which may hold) shares of common stock of Doral Financial and which is affiliated with limited partners in Doral Holdings, L.P. and members of Doral Holdings Delaware, LLC and Doral GP Ltd. In his capacity as a senior managing director, the named director does not have voting or dispositive power over such shares. The named director disclaims beneficial ownership of any shares referred to herein.

(3) Includes 10,000 shares that represent restricted share units that vested in July 2007.

(4) Includes 105 shares owned by spouse.

(5) Based on information filed with the SEC jointly by Doral Holdings Delaware, LLC, Doral Holdings L.P. and Doral GP Ltd.. Of the total number of shares shown, 48,221,343 shares are held by Doral Delaware, LLC. Doral Holdings. L.P. acts as the managing member of Doral Holdings Delaware, LLC and Doral GP Ltd. serves as the general partner of Doral Holdings L.P. Accordingly, each of Doral Holdings L.P. and Doral GP Ltd. may be deemed to be an indirect beneficial owner of the shares of common stock owned directly by Doral Holdings Delaware, LLC. Each of Doral Holdings L.P. and Doral GP Ltd. disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.

(6) 191,355 shares of common stock are owned directly by Doral Strategic Co-Investment, L.P. (“Doral Strategic”). Doral GP Ltd. is the general partner of Doral Strategic. Accordingly, Doral GP Ltd. may be deemed to be an indirect beneficial owner of the shares of common stock owned directly by Doral Strategic. Doral GP Ltd. disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.

PROPOSAL 1
ELECTION OF DIRECTORS AND RELATED MATTERS

Election of Directors

Our bylaws provide that our Board of Directors shall consist of not fewer than five nor more than 13 directors as shall be fixed from time to time by our Board of Directors. The number of members of our Board of Directors has been fixed at ten. At the annual meeting, ten directors are to be elected. Our Board of Directors has proposed the nominees listed below for election as directors to serve until the 2008 annual meeting or until their successors are duly elected and qualified.

Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve until the next annual meeting of shareholders. If any of them should become unable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for a substitute nominee or nominees to be designated by our Board of Directors. If no substitute nominees are available, the size of our Board of Directors will be reduced.

There are no arrangements or understandings between us and any person pursuant to which such person has been elected a director, except for Mr. Wakeman’s employment agreement with us and the shareholders agreement with Doral Holding Delaware, LLC referred to under “Board of Directors and Committee Membership”.

The following table sets forth as of March 10, 2008, certain information with respect to each nominee for director.

Name	Principal Occupation and Other Information	Director Since

Dennis G. Buchert	President of Whitehall Associates since 2005. Chairman of the Board of Directors of Doral Financial from January 2007 to July 2007. Chief Executive Officer of Crédit Agricole Indosuez (US) from 2003 to 2004; President and Chief Executive Officer of IBJ Whitehall Bank & Trust Company, N.Y. from 1997 to 2002; Executive Vice President of IBJ Whitehall Bank & Trust Company, N.Y. from 1994 to 1997. Age 61.	October 2006
Frank W. Baier	Consultant for Meridian Capital Partners, LLC since May 2007, Chief Financial Officer of Independence Community Bank from 2001 to 2006. Age 42.	July 2007
James E. Gilleran	Management Consultant since May 2007. President and Chief Executive Office of the Federal Home Loan Bank of Seattle from May 2005 to April 2007. Director of the Office of Thrift Supervision from December 2001 to April 2005. Chairman and CEO of the Bank of San Francisco from October 1994 until December 2000. Superintendent of Banks for the State of California from 1989 to 1994. Member of the Bar in California and Washington, DC. Certified Public Accountant in California and North Carolina. Age 74.	December 2007
David E. King	Senior managing director of Bear Stearns Merchant Banking, since 2001. Age 49.	July 2007
Howard M. Levkowitz	Managing Partner and Co-founder of Tennenbaum Capital Partners, LLC, whose predecessor he joined in 1997. Age 40.	July 2007
Michael J. O’Hanlon	Senior Managing Director of Marathon Asset Management, LLC since 2006. Prior to his current position, Mr. O’Hanlon acted as independent consultant from 2005-2006 and from 1980 to 2005, he held various positions at Lehman Brothers, including Head of Japanese Investment Banking Group and Restructuring Groups/Asia — Tokyo. Age 52.	July 2007
Ramesh N. Shah	Chairman of WNS Global Services (NYSE) since 2006. Prior to his current position, Mr. Shah held various positions, including Executive Vice President, Head of Retail Banking (1997 – 2004) and Executive Vice President, Marketing and Product Development (1996 – 1997) of GreenPoint Financial. Age 60.	December 2007
Kevin M. Twomey	Mr. Twomey retired as President of the St. Joe Company in 2006, where he held various positions including, Chief Operating Officer (2000 – 2006), Chief Financial Officer (1999 – 2005) and President (1999 – 2006). He is a Director of PartnerRe and Acxiom Corporation. Age 61.	December 2007
Raymond J. Quinlan	Financial Management Consultant since 2007, Chairman & CEO, Retail Distribution North America for Citigroup, Inc. (2005 – 2007); Managing Director of M&A Execution for Citigroup Inc. (2002 – 2005); CEO, International Cards Division for Citigroup, Inc. (2000 – 2002). Age 56.	April 8, 2008
Glen R. Wakeman	President, Chief Executive Officer and member of the Board of Directors of Doral Financial since August 15, 2006; President and Chief Operating Officer of Doral Financial from May 2006 to August 2006; Chief Executive Officer of General Electric Consumer Finance Latin America (1999 – 2006). Age 48.	August 2006

Messrs. Twomey, Gilleran and Wakeman also currently serve on the Board of Directors of Doral Bank PR. Mr. Buchert serves as the Chairman of the Board of Directors of Doral Bank FSB.

Required Vote

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.

Vote Recommendation

The Board recommends a vote “FOR” each of these directors.

Board of Directors and Committee Membership

We are a “controlled company” (one in which more than 50% of the voting power is held by an individual, a group or another company) within the meaning of the rules of the New York Stock Exchange, as Doral Holdings Delaware, LLC (“Doral Holdings”) beneficially owns, as of March 10, 2008, approximately 90% of the outstanding shares of our common stock. Accordingly, we are not required under the NYSE rules to have a majority of independent directors, a nominating/corporate governance committee or a compensation committee (each of which, under the NYSE’s rules, would otherwise be required to be comprised entirely of independent directors).

Pursuant to a stockholders agreement, Doral Holdings has the right to designate all nominees for election so long as it beneficially owns a majority of our common stock. In addition, five of the limited partnerships (the “Designating Members”) that invested in the managing partner of Doral Holdings have the ability to exercise Doral Holdings’ right to designate all the nominees for Doral Financial. In addition, pursuant to an agreement among the members of Doral Holdings, each of the Designating Members has the right to designate one director for nomination. Currently, the five Designating Members are limited partnerships affiliated with Bear Stearns Merchant Banking, Perry Capital LLC, Marathon Asset Management LLC, Tennenbaum Capital Partners LLC and DE Shaw & Co. LP.

Our affairs are managed by, or are under the direction of, our Board of Directors pursuant to the General Corporations Law of the Commonwealth of Puerto Rico and our bylaws. The Board of Directors has established four committees consisting of an audit committee, a corporate governance and nominating committee, a compensation committee and a risk policy committee. Members of our Board of Directors are kept informed of our business through discussions with the Chief Executive Officer, the Chief Financial Officer, our internal auditor and with other key members of management, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors is currently composed of ten directors. Ori Uziel resigned on April 4, 2008 and Raymond J. Quinlan was appointed to the Board on April 8, 2008. All ten directors are standing for election at annual meeting. During 2007, the Board of Directors met 15 times. Each director attended at least 75 percent of the number of all meetings of the Board of Directors and all Committees on which such person served during 2007. Messrs. Buchert and Wakeman, the only two members of the current Board of Directors who were on the Board of Directors at that time, attended our 2007 annual meeting of shareholders on July 17, 2007. While we have not adopted a formal policy regarding attendance at shareholder meetings, all board members are encouraged to attend the annual meeting of shareholders.

The non-management members of our Board of Directors hold regularly scheduled executive sessions without management present. The non-management directors have appointed James Gilleran to serve as the lead independent director, to preside over these executive sessions. It is anticipated that other non-management members will serve as lead independent director from time to time as determined by the Board of Directors.

The Audit Committee

Under the terms of its charter, the audit committee represents and assists our board with the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function, and the preparation of an audit committee report as required by the SEC to be included in our annual Proxy statement. The audit committee meets at least four times each year, including periodic meetings held separately with management, the internal auditor, and the independent registered public accounting firm. During 2007, the committee met 11 times. At March 10, 2008, the audit committee was comprised of Kevin Twomey (chairperson), Dennis Buchert, Frank Baier, Michael O’Hanlon and James Gilleran.

The Board of Directors has determined that Kevin Twomey, chairperson of the audit committee, is an “audit committee financial expert” for purposes of the SEC’s rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

The Board of Directors has determined that Kevin Twomey (chairperson), Dennis Buchert, Frank Baier, Michael O’Hanlon and James Gilleran are independent members of the board of directors and the audit committee in accordance with the independence requirements of the New York Stock Exchange and Exchange Act Rule 10-A-3.

The Corporate Governance and Nominating Committee

Under the terms of its charter, the corporate governance and nominating committee is responsible for assisting the Board of Directors in its oversight of board composition, corporate governance policies and practices, and related matters. During 2007, the corporate governance and nominating committee held six meetings. At March 10, 2008, the corporate governance and nominating committee was comprised of Howard Levkowitz (chairperson), Ori Uziel and Dennis Buchert.

The corporate governance and nominating committee periodically reviews the appropriate size of the Board of Directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board of Directors. In evaluating and determining whether to recommend a candidate to the Board of Directors, the committee has not adopted any specific minimum requirements for nominees. Instead, it reviews the appropriate skills and characteristics required of board members in the context of the background of existing members and in light of the perceived needs for the future development of our business, including issues of diversity and experience in different substantive areas, such as retail operations, marketing, technology, distribution, real estate and finance. Candidates may come to the attention of the committee from a variety of sources, including current board members, stockholders, management, and search firms. The committee has sole authority to retain and terminate any search firm used to identify candidates for the Board of Directors, including the sole authority to approve such firm’s fees and other retention terms. The committee shall also have the authority to retain other professional advisors, when necessary if appropriate. All candidates are reviewed in the same manner regardless of the source of the recommendation. See “STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2009 ANNUAL MEETING” for procedures describing how a stockholder can submit a proposal to the board of directors.

The Compensation Committee

Under the terms of its charter, the compensation committee is directly responsible for assisting the board of directors in its oversight of compensation for our senior management and compensation for the Board of Directors. The committee has the authority to retain and terminate any executive compensation consultants engaged to provide advice to the committee related to its responsibilities to determine CEO and senior executive compensation, including the sole authority to approve such consultant’s fees and other retention terms. The committee also has the authority to retain other professional advisors, when necessary or appropriate. During 2007, the compensation committee met 13 times. As of March 10, 2008, the compensation committee was comprised of David King (chairperson), Ori Uziel, Michael O’Hanlon and Ramesh Shah.

The Risk Policy Committee

Under the terms of its charter, the risk policy committee is directly responsible for assisting the Board of Directors in fulfilling its responsibilities to oversee the Company’s policies to manage interest rate risk, market risk and credit risk as well as to oversee hedging and derivatives activities. During 2007, the risk policy committee met nine times. At March 10, 2008, the risk policy committee was comprised of Frank Baier (chairperson), David King, Howard Levkowitz, James Gilleran, Kevin Twomey and Ramesh Shah all of whom have been determined to be independent directors by the board of directors.

2007 Director Compensation

Director Compensation Policy and Objectives

Our compensation policy is to attract and retain highly qualified members of the Board of Directors with the managing skills required to run a publicly listed company and provide them adequate compensation for the achievement of performance that enhances the value of the Company. Remuneration of the members of the Board is aimed at balancing short-term operational performances with the long-term objective of creating sustainable value and growth.

Prior to the recapitalization in July 2007, non-employee directors other than the Non-Executive Chairman, were entitled to an annual retainer of $60,000, plus a $3,000 ($5,000 in the case of the Special Transaction Committee) monthly retainer per committee assigned to. The Non-Executive Chairman was entitled to an annual retainer of $250,000 which included compensation for membership in all Board Committees. Directors did not receive meeting attendance fees.

Following the recapitalization, the Board of Directors agreed to the following compensation structure for independent directors (other than those specifically selected by a Designating Member). Directors may also elect to participate in the Company’s medical plan so long as they reimburse the Company for the cost.

		One Time Option Grant	Annual Grant of
Annual Retainer	Attendance Fees	upon Joining Board	Restricted Stock

$50,000(1)	$3,500 per Board or Committee meeting attended, up to $25,000 per year(2)	20,000 shares(3)	2,000 shares(3)

(1)	Chairman of the Board and Audit Committee entitled to an additional $25,000 annual stipend.

(2)	Committee fees are payable for Committee meetings held on the same day Board of Directors’ meeting held.

(3)	Subject to approval of the 2008 Stock Incentive Plan at the Annual Meeting.

Directors designated by any of the Designating Members or their respective affiliates, other than Frank Baier, do not receive director fees. Refer to Proposal 1 — Board of Directors and Committee Membership for additional information regarding the rights of the Designating Members to appoint Nominees. In lieu of any director fees that would otherwise be payable to such directors, we have agreed to pay the Designating Member an annual fee of $125,000. In the case of Frank Baier, we have agreed to pay directly to Mr. Baier an annual stipend of $100,000 and $25,000 to D.E. Shaw Laminar Portfolios, LLC, which designated Mr. Baier to the Board.

The following table summarizes the principal components of 2007 compensation for the Company’s Board of Directors, including current directors and former directors who served during 2007. The compensation set forth below fully reflects compensation for services performed as a member of the company’s Board of Directors. In connection with their appointment as directors, each of Messrs. Buchert, Gilleran, Shah and Twomey will be entitled to receive a one time grant of stock options to purchase 20,000 shares of common stock vesting ratably over five years at a purchase price equal to the fair market value of the common stock on the date of grant as well as an annual grant of 2,000 shares of restricted stock, to vest one year from the date of grant. The grant of the stock options and restricted shares are subject to the approval of the 2008 Stock Incentive Plan which is being presented for approval at the annual meeting.

Director Compensation

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Options	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation		Total
Name	($)	($)	($)	($)	Earnings	($)		($)

Frank W. Baier	$50,000	—	—	—	—	—		$50,000
Dennis G. Buchert	264,750	—	—	—	—	—		264,750
James E. Gilleran	19,500	—	—	—	—	—		19,500
David E. King(1)	—	—	—	—	—	—		—
Howard M. Levkowitz(1)	—	—	—	—	—	—		—
Michael J. O’Hanlon(1)	—	—	—	—	—	—		—
Ramesh N. Shah	19,500	—	—	—	—	—		19,500
Kevin M. Twomey	16,000	—	—	—	—	—		16,000
Former Directors:
Edgar M. Cullman, Jr.(2)	112,000	—	—	—	—	—		112,000
John L. Ernst(2)	77,000	—	—	—	—	—		77,000
Peter A. Hoffman(2)	104,000	—	—	—	—	$16,000	(3)	120,000
John B. Hughes(2)	77,000	—	—	—	—	—		77,000
Efraim Kier(2)	56,000	—	—	—	—	—		56,000
Adolfo Marzol(2)	142,000	—	—	—	—	—		142,000
Manuel Peña-Morros(2)	125,000	—	—	—	—	—		125,000
Harold D. Vicente(2)	123,000	—	—	—	—	—		123,000
Ori Uziel(1)(4)	—	—	—	—	—	—		—

(1)	Affiliated with a Designating Member.

(2)	The Former Director ceased to be a director effective July 19, 2007.

(3)	Represents fees paid to Mr. Hoffman as compensation for membership on the Board of Directors of Doral Bank, FSB, a wholly owned subsidiary of Doral Financial.

(4)	The Former Director ceased to be a director effective April 4, 2008.

Board Committee Charters

The charters for our Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee and Risk Policy Committee are available free of charge on our website at htpp://www.doralfinancial.com or upon written request to our Corporate Secretary, Doral Financial Corporation, 1451 F. D. Roosevelt Avenue, San Juan, P.R. 00920.

Corporate Governance

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics that our Board of Directors believes are the appropriate corporate governance policies and practices for Doral Financial. In addition, we have adopted an Information Disclosure Policy, as well as comprehensive written charters for each of our board committees and have committed increased resources to our internal audit department. Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics as well as the written charters of our Board committees and the Information Disclosure Policy may be found on our website at www.doralfinancial.com. A written copy of these documents may be obtained by requesting them from our General Counsel at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717.

Our Board of Directors has adopted several procedures by which shareholders and employees, as well as other interested parties, can send communications to our Board of Directors or report possible legal or ethical violations. Anyone wishing to report possible legal or ethical violations may do so by mail to 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717 Attention: General Counsel, or through EthicsPoint, a third-party anonymous and confidential reporting website (www.ethicspoint.com) and telephone hotline (1-866-393-6725).

Shareholders and employees, as well as other interested parties, may also direct their communications to our non-management directors to the following address:

Doral Financial Corporation
1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717
Attention:     Chairman of the Audit Committee

Board Independence

Our Board of Directors is composed of ten directors. Currently, eight out of the ten members of our Board of Directors are independent directors.

In determining independence, our Board of Directors has affirmatively determined whether directors have a “material relationship” with us. When assessing the “materiality” of a director’s relationship with us, our Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. If a person or organization affiliated with a director provides to or receives services from us, our Board of Directors considers the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships. Independence means (a) not being, or having an immediate family member who is, one of our present or former executive officers; (b) not personally receiving or having an immediate family member who receives more than $60,000 per year in direct compensation from us other than director and committee fees and pension or other forms of deferred compensation for prior service; (c) not being employed, or having an immediate family member employed, as an executive officer of another company where any of our current executives serves on that company’s compensation committee; (d) not being employed by or affiliated with or having an immediate family member employed by or affiliated with any of our present or former internal or external auditors within the three previous years; (e) not being or having one’s spouse be an executive officer or director of a non-profit organization that receives annual contributions from us in excess of $75,000; (f) not being a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to or receives payments from us for property or services in an amount which exceeds the greater of $1 million, or 2% of our or the other person’s consolidated gross revenues; and (g) not owning more than 10% of an entity that receives fees for providing accounting, consulting, legal, or investment banking or financial services to us, our subsidiaries and affiliates (i) in excess of the lesser of $5 million or 1% of the gross revenues of such entity or (ii) the receipt of which results in an increase in the compensation received by the director from such entity.

Compensation Committee Interlocks and Insider Participation

None of the members or our Compensation Committee is or was during 2007 an executive officer of Doral Financial. Since January 1, 2007, none of the executive officers of Doral Financial has served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a compensation committee member or director of Doral Financial.

Indemnification of Directors

We have obtained directors’ and officers’ liability insurance for our directors and officers. Our Restated Certificate of Incorporation contains a provision that exempts directors from personal liability for monetary damages to us or our shareholders for violations of the duty of care, to the fullest extent permitted by the Puerto Rico General Corporations Law. We have also agreed to indemnify directors and officers for certain liabilities to the fullest extent permitted by Puerto Rico law.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Doral Financial under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Doral Financial specifically incorporates this Report by reference therein.

The Audit Committee of our Board of Directors operates under a written charter, which was last reviewed by the full Board on October 17, 2007. The complete text of the charter, as amended and restated, which reflects the standards set forth in SEC regulations and New York Stock Exchange listed company manual, is available through the Corporate Governance page of our website at www.doralfinancial.com and will be provided to shareholders upon written request.

The role of the Audit Committee is to assist our Board of Directors in its oversight of Doral Financial’s financial reporting process. As set forth in the charter, Doral Financial’s management is responsible for the preparation, presentation and integrity of Doral Financial’s financial statements, and for Doral Financial’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for auditing Doral Financial’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP, Doral Financial’s independent registered public accounting firm is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes and procedures. The Audit Committee also reviewed with management management’s assessment of the Company’s internal control over financial reporting and provided oversight to management during the process. In addition, the Audit Committee provided oversight and reviewed with management the Company’s completed, current and planned initiatives to remediate material weaknesses in Doral Financial’s internal control over financial reporting. In performing its functions, the Audit Committee met in periodic executive sessions with management, the internal auditors and the independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of

Auditing Standards No. 90, and by the Sarbanes-Oxley Act of 2002. Finally, the Committee discussed with PricewaterhouseCoopers LLP matters related to their independence and has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and considered whether any other non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the auditor’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm.

Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Doral Financial’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Doral Financial’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to our Board that the audited financial statements of Doral Financial be included in Doral Financial’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Kevin Twomey (Chairman)
Dennis Buchert
Frank Baier
Michael O’Hanlon
James Gilleran

Dated: March 6, 2008

Certain Relationships and Related Transactions

In connection with the recapitalization transaction, we entered into an advisory services agreement with Bear Stearns Merchant Manager III, (Cayman), L.P. (the “Advisor”), an affiliate of Bear Stearns Merchant Banking, pursuant to which the Advisor will provide certain financial and administrative services to us in exchange for an annual fee and the reimbursement of out-of-pocket expenses. The agreement has a term of five years. The annual fee (payable in advance on August 31 of each year, except for the fee in respect of the first twelve-month period which was payable at closing) for the period from July 1, 2007 to June 30, 2008 will equal $1.5 million, and will increase by $500,000 during each twelve-month period thereafter. Notwithstanding the foregoing, the fee for the last three twelve-month periods is capped at an amount equal to three percent of Doral Financial’s consolidated pre-tax income for the preceding twelve-month period. The agreement may be terminated by Doral Financial at any time upon 60 days’ prior notice. In the event of early termination, Doral Financial would be required to pay the Advisor all fees that would otherwise be payable under the agreement through the earlier of (x) the fifth anniversary of the date of the agreement and (y) the second anniversary of termination.

During 2007, we paid $125,000 to partnerships affiliated with each of Perry Capital LLC, D.E. Shaw & Co. LP, Tennenbaum Capital Partners, LLC and Marathon Asset Management, LLC, in lieu of payment of directors fees to those individuals that were designated by them to serve on our Board of Directors.

We will also reimburse the reasonable out-of-pocket expenses of Holdings, its parent company and the general partner of its parent company, to the extent related to its investment in Doral Financial, including but not limited to reasonable and documented legal and accounting expenses, regulatory compliance costs, the costs of insurance, all partner reporting and other administrative expenses.

During 2007, Professional Integrated Services, a company that is co-owned by the spouse of Lesbia Blanco, one of our Executive Vice Presidents, rendered property inspection services to us and received fees of $1.5 million. This firm has provided services to us since 2000, well before Lesbia Blanco joined Doral Financial, and we believe that all transactions with this firm were entered into in the ordinary course of business on substantially the same terms and conditions as those for comparable transactions with unrelated parties.

Doral Bank PR and Doral Bank, FSB have had, and expect to have in the future, banking transactions in the ordinary course of business with directors and executive officers of Doral Financial as well as their affiliated entities. All extensions of credit to any of these persons by Doral Bank PR or Doral Bank, FSB have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Doral Bank PR or Doral Bank FSB, as applicable. Management believes that such extensions of credit do not involve more than the normal risk of collectability or present other unfavorable features.

Pursuant and subject to our bylaws, we are reimbursing the legal expenses of our current and former officers and directors with respect to the lawsuits and other legal proceedings initiated in connection with the restatement of our financial statements, in advance of their final disposition.

While we have not adopted a written policy with respect to the review, approval or ratification of related person transactions, historically, our practices and procedures to monitor and disclose related person transactions have included:

•	The adoption of a policy requiring prior approval of loans to directors, officers, and immediate family members thereof in accordance with the requirements of Regulation O,

•	The adoption of a Code of Business Ethics and Conduct, which govern potential conflicts of interest, and

•	The use of annual questionnaires requiring directors and executive officers to report related person transactions to us.

We recognize that transactions with related persons present a heightened risk of actual or perceived conflicts of interest or improper valuation. However, in certain instances, such transactions may be in, or may not be inconsistent with, the best interests of Doral Financial and our shareholders.

Executive Officers

The following table sets forth the name, age and principal position of each of our executive officers. There are no arrangements or understandings with us pursuant to which any of these executive officers was selected as an officer, except for their respective employment agreements. None of the executive officers shown below is related to any other director or executive officer of Doral Financial by blood, marriage or adoption.

Name	Age	Position

Glen R. Wakeman	48	President, Chief Executive Officer and Director of Doral Financial Corporation and Doral Bank
Lesbia Blanco	61	Executive Vice President and Chief Talent & Administration Officer
Marangal I. Domingo	47	Executive Vice President and Chief Financial and Investment Officer, Director of Doral Bank
Calixto García-Vélez	40	Executive Vice President and Head of Consumer Banking Division, Director of Doral Bank
Gerardo Leiva	38	Executive Vice President and Chief Operations Officer
Paul Makowski	56	Executive Vice President and Chief Risk Officer
Enrique R. Ubarri	36	Executive Vice President and General Counsel, Director of Doral Bank
Christopher Poulton	36	Executive Vice President and Chief Business Development Officer
Laura Vázquez	49	Controller and Principal Accounting Officer

See table under “Nominees for Directors” for the business experience of Glen R. Wakeman.

Lesbia Blanco was named Executive Vice President — Chief Talent & Administration Officer on August 14, 2006. Previously she served as Human Resources Director — Worldwide Operations of Ethicon, Johnson & Johnson (2001 – 2006) and Human Resources Director for the Americas of The Coca-Cola Company (1999 – 2001).

Marangal I. Domingo was appointed Executive Vice President and Chief Financial and Investment Officer in November 2006. Previously he served as Chief Investment Officer and Treasurer since September 25, 2006. Prior to joining Doral Financial, he served as Executive Vice President, Finance & Strategy at Countrywide Bank, N.A. (2005 – 2006); President and Chief Executive Officer of Downey Financial Corporation (2004); Executive Vice President — Capital Markets, Home Loans & Insurance Services Group of Washington Mutual, Inc. (2001 – 2004) and Executive Vice President and Chief Financial Officer — Home Loans & Insurance Services Group (1999 – 2001).

Calixto García-Vélez was appointed Executive Vice President and President of the Consumer Banking Division on September 1, 2006. Previously he served as President of Citibank West, FSB (2005 – 2006), Business Manager, Citibank, NA, South Division (2002 – 2005) and President of Citibank Florida (1999 – 2002).

Gerardo Leiva was appointed Executive Vice President and Chief Operations Officer on October 16, 2006. Previously he was employed as Chief Information Officer and Quality Leader of GE Consumer Finance Mexico, (2004 – 2006); Project Manager Officer of GE Consumer Finance Mexico (2001 – 2004); Senior Project Manager in Compaq Global Services (2000 – 2001) and Production Support and Quality Assurance Director for Citibank Latin America Consumer Bank (1994 – 2000).

Paul Makowski was appointed Executive Vice President and Chief Risk officer on June 25, 2007. Prior to joining Doral Financial he served as Consumer Real Estate Risk Executive or Bank of America from April to December 2006, and as Chief Retail Credit Officer, HSBC, North America, from 1999 to 2004.

Enrique R. Ubarri-Baragaño was appointed Executive Vice President and General Counsel in October 2006. Previously he was employed as Vice President and General Counsel of Triple-S Management

Corporation (September 2005 – September 2006); and Senior Vice President, General Counsel and Director of Compliance of Santander BanCorp (October 2000 – September 2005).

Christopher Poulton was appointed Executive Vice President and Chief Business Development Officer on June 1, 2007. Previously he was employed in various positions at GE Money (formerly known as GE Consumer Finance) from 1993 to May 2007 including Vice President — Business Development.

Laura Vázquez was appointed as Controller and Principal Accounting Officer in August 2007. Previously she was employed as Controller of Santander BanCorp from 1989 to 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for the Initial Statements of Beneficial Ownership of Securities for each of Laura Vazquez, James E. Gilleran, Ramesh Shah, and Kevin M. Twomey.

Executive Compensation

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

On July 19, 2007, Doral Holdings Delaware, LLC, a newly formed entity in which Bear Stearns Merchant Banking and other investors, including funds managed by Marathon Asset Management, Perry Capital, the D.E. Shaw Group and Tennenbaum Capital Partners invested, purchased 90% of our outstanding common stock. This transaction is sometimes referred to by us as the “recapitalization”.

Following the recapitalization, our policy has been to honor the existing employment agreements with the chief executive officer and other named executive officers, all of which had been approved by our Compensation Committee prior to the recapitalization. Following the recapitalization, we have also reviewed and revised our compensation program with the goal of better aligning executive compensation with our business objectives and financial performance. Specifically, the philosophy behind our compensation program is to:

•	Support an environment that rewards performance with respect to our goals, as set forth in our business plan;

•	Integrate our incentive compensation program with our short and long-term strategic plans;

•	Attract and retain key executives critical to our long-term success; and

•	Align the interests of executives with the long-term interests of stockholders through equity based awards that can result in ownership of stock.

Establishing Compensation

Our Board of Directors has delegated authority to its Compensation Committee with respect to the Company’s overall compensation policy, including authority to establish the annual salary and incentive compensation targets, including cash bonuses and share-based awards, for the President and Chief Executive Officer and Chief Financial Officer, approval of the compensation structure for our other named executive officers, and review of the Chief Executive Officer’s recommendations with respect to executive officer compensation.

Twice each year, (quarterly commencing in 2008) the Chief Executive Officer evaluates the performance of the other named executive officers against their established goals and objectives. Annually, the Chief Executive Officer uses the results of these evaluations to determine the compensation packages to be recommended for approval by the Compensation Committee, to the extent not covered by existing employment agreements. The Compensation Committee meets annually, to evaluate the performance of the executive officers, and to approve executive compensation packages and share-based incentive compensation. Compensation matters regarding the Chief Executive Officer are dealt with by the Compensation Committee in executive session. The Chief Executive Officer may request a session with the Compensation Committee at an interim date to review the compensation package of an executive officer in the event of unforeseen organizational or responsibility changes, including new hires that occur during the year.

In determining compensation components and levels, the committee considers the scope of the executive’s responsibility, our overall performance, the executive’s overall performance, the cash, equity and total compensation paid by competitors to employees in comparable positions, career risk in joining our company and, commencing in 2008, the executive’s income potential resulting from common stock acquired and stock options granted.

Compensation Components

Our executive officer compensation includes both short-term and long-term components. Short-term compensation consists of an executive officer’s annual base salary and eligibility for annual cash bonuses contingent upon the achievement of specific company and personal objectives. Starting in 2008, long-term compensation may include grants of stock options, restricted stock or other share-based incentives established by the Compensation Committee. The components of executive compensation are explained in more detail below:

Annual Base Salary.  The Compensation Committee annually reviews the base salaries of our executive officers and approves adjustments, as appropriate, based on the factors discussed above as well as recommendations made by the Chief Executive Officer. For 2007, the base salary for our Chief Executive Officer and each of our other named executive officers were established by employment agreements approved by our Compensation Committee prior to the recapitalization.

As discussed above, among the factors considered by the Compensation Committee in establishing base salaries for our executive officer other than our Chief Executive Officer is the level of salaries paid by competitors, principally publicly traded financial institutions located in Puerto Rico. For more information on the determination of the base salary of our Chief Executive Officer see “Chief Executive Officer” below. These companies consist of:

Popular, Inc.	Oriental Financial Group, Inc.
Santander BanCorp	R&G Financial Corporation
First BanCorp	W Holding Company, Inc.

The data from the above companies group is obtained from publicly available data, primarily proxy statements filed with the SEC. We use this data only as a point of reference to put into perspective the level of compensation and mix of compensation components which we feel is appropriate for the named executive officers. On the basis of this information, we understand that our base salaries are generally at the higher range of the competitive set. We believe the differences are justified because of the quality of our senior management and the career risk of joining our company at a time when we still face several challenges.

Short-Term Incentive Compensation — Annual Cash Bonuses.

All of our named executive officers (as well as other eligible key employees) are eligible to receive annual cash bonuses. Annual cash bonuses are designed to align the executive’s performance with our business plan by rewarding the achievement of specific financial and business objectives. For 2007, these objectives were tied to resolving legacy issues such as becoming current on financial reporting, reducing operating expenses, and personal objectives, which in the case of the named executive officers other than the Chief Executive Officer, are generally tied to the ranking of the division or business unit for which they are responsible.

Each of the named executive officers is eligible to earn his or her target if he or she achieves his or her individual objectives, with higher or lower amounts available to be paid based on the relative performance with the goal of rewarding high performance, provided that in all cases the overall annual bonus budget is not exceeded. The annual bonus budget for the named executive officers as a group other than the Chief Executive Officer is determined by the Compensation Committee in consultation with the Chief Executive Officer and is based on a percentage of the aggregate base salaries of such individuals. For 2007, the percentage was 70%.

The evaluation and determination of the annual bonus for the Chief Executive Officer is made by the Compensation Committee in executive session.

For 2007, minimum guaranteed bonuses for the Chief Executive Officer (150% of base salary) and two of the named executives officers (60% of base salary) were established in their employment agreements. The table below set forth the target levels, minimum bonuses and other related bonus information for the Chief Executive Officer and the other named executive officers for 2007.

						Actual Bonus
		Target Bonus		Minimum		(Percentage
Named		(Percentage of		Bonus	Actual	of 2007
Executive Officer	Base Salary	2007 Base Salary)		(Per contract)	Bonus Paid	Base Salary)

Glen R. Wakeman	$1,000,000	150	% to 200%	$1,500,000	$1,650,450	165%
Marangal I. Domingo	500,000	100%		N/A	500,450	100%
Calixto García-Vélez	600,000	100	% to 200%	400,000	500,450	83%
Lesbia Blanco	400,000	60	% to 200%	N/A	320,450	80%
Enrique R. Ubarri	400,000	60	% to 200%	240,000	240,450	60%

The individual performance of the Chief Executive Officer for 2007 was determined by the Compensation Committee based on its evaluation of Mr. Wakeman’s leadership in directing Doral Financial’s turnaround efforts. The Compensation Committee determined that Mr. Wakeman surpassed these objectives and awarded him a cash bonus of 165% of his annual base salary.

The individual performance for each of the other named executive officers was based on a ranking from 1 to 7 of the specific business unit or division under the direct supervision of the executive officer. The goal was to reward these executive officers whose business unit performed best during the year. The rankings were determined by the Chief Executive Officer and approved by the Compensation Committee. We are not disclosing the rankings of the business units supervised by the individual named executive officers because such disclosure would cause competitive harm to us. Competitors could use this information in their advertising to lure clients away from us by claiming that we have admitted that certain of our business units are not operating at acceptable levels. Also, since this is an internal rating system and not based on objective industry standards as in the case of our financial performance factors, we could not counter such advertising by comparing our ratings with theirs.

Long-Term Compensation — Equity Based Awards

The third principal component in our total compensation program for our senior executives (i.e., salary, bonus and equity) is the award of stock options and other awards based on the value of our common stock, such as restricted stock and restricted stock units.

In connection with our recapitalization transaction in July 2007, all outstanding options under our previous equity based plans were terminated and restricted stock units for 10,000 shares previously granted to the Chief Executive Officer automatically vested.

At the annual meeting we are asking shareholders to approve the 2008 Stock Incentive Plan (the “Stock Plan”) which we expect will provide the framework to support our long-term executive compensation program.

The Stock Plan would replace the existing Omnibus Incentive Plan and would authorize grants of stock options and stock appreciation rights as well as other equity based awards such as restricted stock and restricted stock units. For more information regarding the Stock Plan refer to “Proposal 2. Adoption of 2008 Stock Incentive Plan.”

Grants of stock options and restricted stock are designed to directly align a portion of compensation for senior executives and other key employees with shareholders’ interest and the Compensation Committee understands that they will serve as our principal element of long-term compensation. The Compensation Committee currently anticipates that a portion of awards under the Stock Plan designed to address long-term compensation goals will include time-based vesting provisions designed to promote retention goals. The Compensation Committee may also consider awarding stock options and restricted stock with performance-based vesting provisions, which are designed to provide an incentive to achieve specific business objectives. To the extent advisable and consistent with its compensation and retention needs, the Compensation Committee may grant awards of restricted stock with both time-based and performance based vesting provisions.

Stock option and/or restricted stock awards generally may be granted annually to executives and other key employees. All of the named executive officers (as well as other eligible key employees based on salary grade) participate under the Stock Plan. The size and type of awards will be determined by the Compensation Committee, upon among other factors, shares available for grant under the Stock Plan, the executive’s position in Doral Financial, his or her contributions to our objectives and total compensation. Larger equity awards will be made to more senior executives so that a larger portion of their total potential compensation will be variable and will increase upon shareholder value creation.

Factors that may be considered in deciding which form the equity awards will take (i.e., stock options or restricted stock) may include, among others, our stock price at the time the award is granted, the degree to which the awards are intended to provide a retention incentive and the impact on “overhang” (i.e., the dilutive effect on our common stock).

Grants of stock options and restricted stock will not specifically be timed to be made before major announcements or earnings releases. Grants of equity awards as a result of new-hires or promotions generally are made at the next Compensation Committee meeting following such events.

Stock options and other equity based awards made under the Stock Plan will provide that in the event of a change of control, as defined in the Stock Plan, all such grants shall be immediately vested.

The Compensation Committee has tentatively approved the grant of stock options to the Chief Executive Officer and the other named executive officers in the amounts shown in the table below. The grants are intended to be made on the date of the annual meeting following shareholder approval of the Stock Plan and will have an exercise price equal to $12.60 per share, the price paid by Doral Holdings for the shares of common stock purchased from us as part of the recapitalization. We believe that given the career risk of joining our company it is important to provide our Chief Executive Officer and our other named executive officers with a significant equity based incentive to achieve our business objectives. The disparity in the amount of stock options granted to our Chief Executive Officer and the other named executive officers is based on our belief that Mr. Wakeman’s business experience and skills are of special importance to achieve the transformation of our Company.

Stock Options
Named Executive Officers	Proposed to be Granted
(# of shares)

Glen R. Wakeman	1,000,000
Calixto García-Vélez	300,000
Marangal Domingo	200,000
Lesbia Blanco	200,000
Enrique R. Ubarri	200,000

Special 2007 Incentive Plan

In addition to the three basic components of compensation discussed above, for 2007 only, we also provided special cash bonuses to our executives pursuant to the Doral Financial Corporation Key Employee Incentive Plan (the “2007 Incentive Plan”). Given the multiple challenges we were facing in 2007, we believed it was essential to motivate our management and other key employees to commit significant additional time and effort to the implementation and consummation of our turnaround efforts (the “Turnaround”), and to align our goals and targets with their own. The 2007 Incentive Plan covered the period through the completion of the recapitalization, which occurred on July 19, 2007. A well-known and respected consulting firm in the area of compensation and benefits was retained to advise us and the Compensation Committee on the structure of the 2007 Incentive Plan and on the establishment of target awards.

The 2007 Incentive Plan provided for the creation and establishment of incentive pools based on company, team and individual performance in the following initiatives that were critical to the Turnaround: (a) business development and continuity, (b) regulatory compliance, (c) resolution of legal contingencies, (d) capital raising efforts and (e) the timely filing of our financial reports. Our Compensation Committee determined the level of achievement in each of these areas and established monthly bonus pools in each of April, May, June and July under the 2007 Incentive Plan on the basis of its determinations, taking into account, among other things, our financial condition.

There were approximately 100 participants in the 2007 Incentive Plan, which included the Chief Executive Officer and each of our other named executive officers. Target award opportunities were established for participants, taking into account market compensation levels for similarly situated employees in our peer group and the practices of other companies in turnaround conditions. A participant’s actual award could be greater than or less than his or her suggested target opportunity, subject to the maximum opportunity applicable to that participant of 200% of target and aggregate cap for all awards of 125% of each pool. The aggregate amount paid under the 2007 Incentive Plan was $17.0 million, which was the maximum amount payable.

Individual awards were made from the pools according to each participant’s role, target award and performance of pre-established tasks and objectives with respect to the stated company goals, as determined by such participant’s supervisors and senior executives. The Compensation Committee alone evaluated our Chief Executive Officer’s performance. Of this aggregate amount of $17.0 million paid pursuant to the 2007 Incentive Plan, the following amounts were paid to our named executive officers:

Named Executive Officer	Amount Paid

Glen R. Wakeman	$7,000,000
Lesbia Blanco	$1,080,000
Marangal Domingo	$1,750,000
Calixto Garcia-Velez	$1,260,000
Enrique R. Ubarri	$810,000
Former Officer

Olga Mayoral	$486,000

The disparity between the amounts paid to the Chief Executive Officers and the other named executive officers reflects our belief that Mr. Wakeman’s leadership and skills were primarily responsible for achievement of many of the goals of the Turnaround, including his ability to recruit and retain a top quality management team during a moment of crisis, and his creditability with crucial constituencies such as regulators, investors and litigants.

Stock Ownership Guidelines

While we have not adopted stock ownership guidelines for our directors and senior executive officers, we recognize that such guidelines may be an important tool to better align the interests of directors and executive officers with those of our stockholders. As such, we are currently evaluating whether the adoption of stock ownership guidelines is appropriate at this time and whether they should be adopted in the future.

Retirement and Other Fringe Benefits

All of Doral Financial’s employees in Puerto Rico and on the mainland United States are eligible to participate in the Puerto Rico and United States Retirement and Incentive Savings Plans (the “Retirement and Savings Plans”), respectively.

Under the Retirement and Savings Plans, our employees who are at least 18 years of age and have completed one year of employment with Doral Financial, including the named executive officers, are able to contribute up to 10% of their annual base salary on a pre-tax basis. We match 50% of the employee contributions up to the lesser of 3% of base salary or $4,000. All contributions to the Retirement and Savings Plans, as well as any matching contributions, are fully vested upon contribution.

We also provide our active employees, including named executive officers, with health care benefits, as well as with a life insurance and disability plans.

Perquisites

We provide our named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our compensation program. Our named executive officers are generally provided with a car allowance. In addition, in connection with the recruiting of our new senior management team, we agreed to reimburse our new senior executives for relocation expenses and certain temporary living expenses in Puerto Rico, as well as commissions, fees and closing costs relating to the sale of their primary residence and fees and expenses associated with purchase of a home in Puerto Rico, including mortgage points and other closing costs, and any U.S. federal, Puerto Rico and other taxes payable by executive on any of the foregoing. In certain cases, we also agreed to pay reasonable legal fees and expenses incurred by our named executive officers in connection with the negotiation and documentation of their respective employment agreements, subject to a cap.

Pursuant to Mr. Wakeman’s employment agreement, he is provided with the use of a company automobile and driver. Mr. Wakeman is also reimbursed for reasonable expenses associated with one club membership in Puerto Rico.

Tax Consideration of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that compensation paid to a corporation’s chief executive officer or its four other most highly compensated executive officers may not be deducted for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. Because, as a Puerto Rico corporation, we are not required to pay federal income taxes except on any income related to the conduct of a trade or business in the United States, Section 162(m) should not limit the tax deductions available to us for executive compensation in the near future.

For Puerto Rico income tax purposes, compensation paid to our executive officers may be deducted so long as it is considered an ordinary and necessary expense. It is our Compensation Committee’s intention that all compensation paid to our executive officers be fully deductible by us for Puerto Rico income tax purposes. While unlikely, in certain instances our Compensation Committee may approve compensation that will not be deductible for Puerto Rico income tax purposes to ensure competitive levels of compensation for our executive officers.

Chief Executive Officer

We entered into an employment agreement with our Chief Executive Officer in May 2006. Mr. Wakeman’s employment agreement and compensation package were negotiated on an arms-length basis by our Compensation Committee. The Compensation Committee was assisted by Frederic W. Cook & Co., Inc., a leading executive compensation consulting firm. Mr. Wakeman’s employment agreement has an initial term of four years, with automatic one-year extensions (unless either party provides a notice of termination at least 180 days prior to the then-current expiration date). With the assistance of our outside consultants, we developed a total compensation package for Mr. Wakeman designed to provide a level of compensation that accurately reflected Mr. Wakeman’s competence and experience and his ability to have an immediate impact in his role as Chief Executive Officer, in light of our business and strategic goals. In developing Mr. Wakeman’s compensation package, we took into consideration Mr. Wakeman’s strong leadership background and record of building multi-product, consumer financial services businesses, as well as Mr. Wakeman’s significant international experience. We also took into consideration the compensation levels of similarly situated executives and the risks inherent to leaving an established career at one of the world’s best-known employers.

The principal terms of Mr. Wakeman’s compensation package include:

•	an annual base salary of $1.0 million;

•	contractually guaranteed cash bonuses of $1.5 million for each of the first two years of employment;

•	target opportunity of 150% of base salary and maximum bonus opportunity of 200% of target opportunity for subsequent years of employment;

•	a grant of 10,000 restricted stock units, which vested in full in July 2007 in connection with our recapitalization transaction; and

•	stock options, vesting annually over four years, to purchase an aggregate of 20,000 shares of our common stock at the market price on Mr. Wakeman’s first day of employment, which were forfeited in connection with the recapitalization transaction.

Pursuant to his employment agreement, Mr. Wakeman was also entitled to receive $6.0 million payable in sixteen quarterly installments of $375,000 (adjusted for investment results) for as long as he is employed by us, from monies deposited by us with an escrow agent. This amount was designed to compensate Mr. Wakeman for the loss of substantial pension opportunities with his prior employer, the General Electric Company, and to serve as an additional inducement for Mr. Wakeman to assume the career risks associated with accepting his current position at Doral Financial.

On August 31, 2007, the Compensation Committee authorized the payment to Mr. Wakeman of the $4.8 million remaining in an escrow account maintained on behalf of Mr. Wakeman, pursuant to the terms of his employment agreement. The total payments paid to Mr. Wakeman from the escrow fund during 2007 was $5.1 million.

Compensation Committee Report

We reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Doral Financial’s management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

David King (Chairman)
Ori Uziel
Michael O’Hanlon
Ramesh Shah

Dated: March 31, 2008

Summary Compensation Table

The following table sets forth the compensation paid or earned by each of the named executive officers for the year ended December 31, 2007.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)(5)	($)

Glen R. Wakeman(5)	2007	$1,000,000	$1,650,450	$—	$(178,497)	$7,000,000	$—	$5,232,080	$14,704,033
Chief Executive Officer	2006	553,846	1,500,000	175,507	178,497		—	1,126,688	3,534,538
Marangal I. Domingo	2007	500,000	500,450		(25,215)	1,750,000	—	100,005	2,825,240
Executive Vice President and Chief Financial Officer	2006	115,385	550,000	—	25,215	—	—	61,234	751,834
Calixto García-Velez	2007	600,000	500,450	—	(51,637)	1,260,000	—	9,953	2,318,766
Executive Vice President and President of Doral Bank — PR	2006	175,385	1,050,000	—	51,637	—	—	76,019	1,353,041
Lesbia Blanco	2007	373,077	320,450	—	(8,567)	1,080,000	—	12,532	1,777,492
Executive Vice President and Chief Talent and Administration Officer	2006	103,847	330,000	—	8,567	—	—	—	442,414
Enrique R. Ubarri	2007	400,000	240,450	—	(7,810)	810,000		9,953	1,452,593
Executive Vice President and General Counsel	2006	84,616	390,000	—	7,810	—	—	—	482,426
Former Executive Officer:
Olga Mayoral	2007	272,308	450	—	(8,405)	486,000	—	977,636	1,727,989
	2006	75,000	280,000	—	8,405	—	—	—	363,405

+(1)	Bonuses paid to NEO’s include signing bonus and annual performance bonus as well as $450 statutory Christmas Bonus. Please refer to “Overview of Executive Compensation — Performance-based incentive compensation” above, for additional information.

(2)	This amount represents the expense recognized for accounting purposes in 2006 of restricted stock grants made in 2006 to named executive officers pursuant to the Doral Financial Corporation Omnibus Incentive Plan (the “Omnibus Plan”) as determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in Note 27 to the Consolidated Financial Statements, included in our Form 10-K for our fiscal year ended December 31, 2007, which is being furnished to shareholders with this proxy statement.

(3)	The negative amounts for 2007 represent forfeitures of stock options in connection with the recapitalization transaction in July 2007. The amounts for 2006 represent the expense recognized for accounting purposes in 2006 of stock options grants made in 2006 to NEO’s pursuant to the Omnibus Plan as determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in Note 27 to the Consolidated Financial Statements included in our Form 10-K for our fiscal year ended December 31, 2007, which is being furnished to shareholders with this proxy statement.

(4)	Represents amounts paid our under 2007 Special Incentive Plan. Please refer to “Compensation Discussion and Analysis — 2007 Special Incentive Plan” above for additional information.

(5)	These amounts represent additional compensation paid by Doral Financial to NEO’s. These amounts for 2007 consisted of the following items:

	Mr. Wakeman*	Mr. Domingo	Mr. García-Vélez	Ms. Blanco	Mr. Ubarri	Ms. Mayoral

Car allowance or transportation($)
2007	$107,080	$9,953	$9,953	$9,953	$9,953	$6,930
2006	72,108	1,890	2,205	—	—	—
Moving($)
2007	—	—	—	—	—	—
2006	39,306	16,670	46,493	—	—	—
Travel and hotel($)
2007	—	—	—	—	—	—
2006	86,356	—	27,321	—	—	—
Rent($)
2007	—	44,000	—	—	—	—
2006	—	42,674	—	—	—	—
Legal services associated with employment negotiations expense($)
2007	—	—	—	—	—	—
2006	50,529	—	—	—	—	—
Severance payments($)
2007	—	—	—	—	—	970,706
2006	—	—	—	—	—	—
Other
2007	5,125,000	46,052	—	2,579	—	—
2006	878,389	—	—	—	—	—

*	Mr. Wakeman’s compensation included in “All Other Compensation” includes $875,000 related to payments paid to him from monies deposited by Doral Financial with an escrow agent, pursuant to his employment agreement for 2006 and $5.1 million for 2007.

Grants of Plan-Based Awards

									All Other	All Other
									Stock	Stock
									Awards:	Awards:	Exercise
		Estimated Possible Payouts							Number	Number of	or Base
		Under Non-Equity Incentive				Estimated Possible Payouts			of Shares	Securities	Price of
		Plan Awards				Under Equity Incentive Plan Awards			of Stock	Underlying	Option
	Grant	Threshold	Target		Maximum	Threshold	Target	Maximum	or Units	Options	Awards
Name	Date	($)	($)		($)	(#)	(#)	(#)	(#)	(#)	($/Sh)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)	(k)

Glen R. Wakeman	05/23/06	—	$1,500,000	(1)	—	—	—	—	—
	04/24/07		$3,500,000	(2)						—
Marangal I. Domingo	09/25/06	—	$300,000	(1)	—	—	—	—	—	—
	04/24/07		$875,000	(2)
Calixto García-Vélez	09/01/06	—	$500,000	(1)	—	—	—	—	—	—
	04/24/07		$1,050,000	(2)
Lesbia Blanco	09/25/06	—	$180,000	(1)	—	—	—	—	—	—
	04/24/07		$540,000	(2)
Enrique R. Ubarri	10/02/06	—	$240,000	(1)	—	—	—	—	—	—
	04/24/07		$540,000	(2)

(1)	The amounts shown reflect the guaranteed bonus payments for the fiscal year ended December 31, 2007 pursuant to employment agreements, in the case of Messrs. Wakeman, García-Vélez and Ubarri and target awards under annual bonus incentive program in the case of Mr. Domingo and Ms. Blanco.

(2)	Represents target opportunities under the 2007 Special Incentive Plan.

Option Exercises and Stock Vested in 2007

The following table shows the number of shares of our common stock acquired and the value realized by Mr. Wakeman upon the vesting of restricted stock during 2007. There were no option exercises or vesting of restricted stock by any other named executive officer during 2007.

Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
	(#)	($)(1)

Glen R. Wakeman	10,000	$230,000
President and Chief Executive Officer

(1)	Represents the fair market value of our common stock on July 19, 2007 (the date of vesting), multiplied by the number of restricted shares that vested.

Equity Compensation Plan Information

All previously outstanding stock options were cancelled in connection with the closing of our recapitalization transaction in July 2007. The 10,000 restricted stock units previously granted to Glen R. Wakeman vested in full on July 19, 2007.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007, regarding shares of common stock that may be issued to all of our employees under our Omnibus Incentive Plan, our only equity-based compensation plan currently in effect. The 2008 Stock Plan described in Proposal 2 would replace the current Omnibus Incentive Plan.

Number of
Securities Remaining
Available for Future
			Number of		Issuance Under Equity
			Securities		Compensation Plans
			to be Issued Upon	Weighted-Average	(Excluding
			Exercise of	Exercise Price of	Securities Reflected
			Outstanding	Outstanding	in the Second
	Plan Category		Options	Options	Column)

Equity compensation plans approved by security Holders	Omnibus Incentive Plan	(1)	0	N/A	184,900
Equity compensation plans not approved by security Holder	None
Total			—

(1)	The Omnibus Incentive Plan was approved by shareholders of Doral Financial on April 21, 2004.

Potential Payments Upon Termination or Change in Control

Our executive officers have entered into employment agreements with us, many of which contain change of control provisions.

Each of the employment agreements with Messrs. Glen Wakeman, Calixto García-Vélez, Marangal Domingo, Enrique R. Ubarri and Lesbia Blanco provides that in the event during the employment period, we terminate the executive’s employment “Without Cause” (as defined under the agreements) or the executive terminates his or her employment for “Good Reason,” in both cases upon or within two (2) years immediately following a change in control, we must pay or provide to the executive the following amounts and benefits:

•	an amount equal to the executive’s unpaid annual base salary for services through the date of termination;

•	an amount equal to three times the sum of annual base salary plus target bonus in the case of Mr. Wakeman, (b) an amount equal to the sum of the annual base salary plus target bonus due for the remainder of his agreement or 18 months, whichever is greater, in the case of Mr. Domingo and (c) for the other executives, an amount equal to two times the sum of annual base salary and bonus during the preceding year if the termination occurs during the first year of employment.

•	continued participation until the third anniversary for Mr. Wakeman and second anniversary in the case of the other executives of the date of termination in all company medical and dental coverage in which the executive and his eligible dependents were participating immediately prior to the date of termination;

•	as long as the executive uses such services prior to the first anniversary of the date of termination, up to $20,000 in the case of Mr. Wakeman ($25,000 in the case of the other executives) in outplacement services;

•	payment of other amounts, entitlements or benefits, if any, in accordance with the applicable plans, programs, arrangements or other agreements of Doral Financial;

In addition, following a change of control occurring on or after the second anniversary of Mr. Wakeman’s commencement of employment, if any payment or benefit that is due to Mr. Wakeman from Doral Financial is subject to excise tax under Section 4999 of the United States Internal Revenue Code (the “golden parachute tax”), he is entitled a full tax “gross-up” unless the total value of all such payments and benefits (as measured for golden parachute tax purposes) exceeds the taxable threshold by ten percent or less, in which event the payments and benefits shall instead be reduced so as to fall below the taxable threshold.

Any of Messrs. Wakeman, García-Vélez, Domingo, and Ubarri or Ms. Blanco, will have “Good Reason” to terminate his or her employment following a change of control if there is:

•	a reduction in the executive’s then-current annual base salary or target bonus opportunity;

•	a material diminution in the executive’s positions, duties or authorities in his or her current position, including, without limitation, removing him or her from such positions; provided, that Good Reason shall also exist if at any time following a change in control involving an entity of smaller or similar size to Doral Financial (measured on the basis of assets), the executive does not hold the positions set forth above at the ultimate parent entity resulting from such change in control;

•	a change in the reporting structure requiring the executive to report to someone other than the Board, in the case of Mr. Wakeman, and the chief executive officer or the Board, in the case of the other executives;

•	in the case of Mr. Wakeman, failure to elect or reelect the executive as a member of the Board;

•	other than in the case of Mr. Wakeman, the executive’s principal work location is moved more than twenty-five (25) miles from San Juan, Puerto Rico; or

•	the failure of any successor to all or substantially all of Doral Financial’s assets to assume the executive’s employment agreement, whether in writing or by operation of law.

Mr. Wakeman and the other named executive officers are also entitled to certain termination payments if they are terminated by us Without Cause or they resign For Good Reason in circumstances that do not involve a change of control. The amounts shown in the following tables reflect only the additional payments or benefits that a Named Executive Officer would have received upon the occurrence of the respective triggering events listed below as if they occurred on December 31, 2007. These amounts do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

Potential Payments to Glen Wakeman upon the Occurrence of Certain Events

Termination by
	Termination by		the Company
	the Company		with cause or
	without cause or		Resignation	Termination	Termination by
	Resignation for		without good	upon Change	reason of Death
Components of Compensation(1)	good reason		reason	in Control	or Disability

Severance (base salary + bonus)	$5,000,000	(2)	—	$7,500,000	—
Medical and Dental Benefits
Other(3)	20,000		—	20,000	—

Potential Payments to Marangal I. Domingo upon the Occurrence of Certain Events

Termination by
	Termination by	the Company
	the Company	with cause or
	without cause or	Resignation	Termination	Termination by
	Resignation for	without good	upon Change	reason of Death
Components of Compensation	good reason	reason	in Control	or Disability

Severance (base salary + bonus)	$1,500,000	—	$1,500,000	$1,500,000
Medical and Dental Benefits
Other(3)	25,000	—	25,000	—

Potential Payments to Calixto J. Garcia-Velez upon the Occurrence of Certain Events

Termination by
	Termination by	the Company
	the Company	with cause or
	without cause or	Resignation	Termination	Termination by
	Resignation for	without good	upon Change	reason of Death
Components of Compensation	good reason	reason	in Control	or Disability

Severance (base salary + bonus)	$1,387,054	—	$1,387,054	$1,387,054
Medical and Dental Benefits
Other(3)	25,000	—	25,000	—

Potential Payments to Enrique R. Ubarri upon the Occurrence of Certain Events

Termination by
	Termination by	the Company
	the Company	with cause or
	without cause or	Resignation	Termination	Termination by
	Resignation for	without good	upon Change	reason of Death
Components of Compensation	good reason	reason	in Control	or Disability

Severance (base salary + bonus)	$1,280,900	—	$1,280,900	$1,280,900
Medical and Dental Benefits
Other(3)	25,000	—	25,000	—

Potential Payments to Lesbia Blanco upon the Occurrence of Certain Events

Termination by
	Termination by	the Company
	the Company	with cause or
	without cause or	Resignation	Termination	Termination by
	Resignation for	without good	upon Change	reason of Death
Components of Compensation	good reason	reason	in Control	or Disability

Severance (base salary + bonus)	$1,387,054	—	$1,387,054	$1,387,054
Medical and Dental Benefits
Other(3)	25,000	—	25,000	—

(1)	If it is determined that any payment, distribution, benefit or other entitlement provided by the Doral Financial to Mr. Wakeman on or after the second anniversary of his commencement date with Doral Financial would be subject to the excise tax or any related interest or penalties as described in the employment agreement, then Mr. Wakeman would be entitled to receive an additional payment (a “Gross-Up Payment”) so that he retains an amount of the Gross-Up Payment equal to the Excise Tax and related interests or penalties imposed upon the payment, distribution or benefit subject to the terms described in the employment agreement. Such payment shall not become effective until the second anniversary of the Commencement Date and shall only apply if there is a change in control of Doral Financial on or after such date.

(2)	This reflects the total amount due payable monthly in equal installments for a period of 24 months.

(3)	This includes a $25,000 in outplacement services as long as the executive uses such services prior to the first anniversary of the date of termination. For Mr. Wakeman, the outplacement services amount is $20,000.

PROPOSAL 2

ADOPTION OF 2008 STOCK INCENTIVE PLAN

As of December 31, 2007, there were 184,900 shares available for issuance and no stock options or restricted stock outstanding under the 2004 Omnibus Incentive Plan (the Omnibus Plan”). On April 8, 2008, our Board of Directors unanimously approved the 2008 Stock Incentive Plan (the “Plan”) subject to approval from our stockholders at this meeting. The Plan will replace the Omnibus Plan, which originally was approved by our shareholders on February 24, 2004 and under which no new awards may be made after February 24, 2014.

The Plan will allow us and our subsidiaries with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to non-employee directors and employees who provide services to us and our subsidiaries. The Plan is expected to contribute to the attainment of these objectives by offering non-employee directors and selected employees the opportunity to acquire stock ownership interests in Doral Financial.

The Plan provides for the grant of stock options and stock appreciation rights (“SARs”) as well as other awards based on shares of common stock such as restricted stock or restricted stock units (collectively referred to as “Equity-Based Awards”) to any salaried officer or common law employee of Doral Financial and our subsidiaries, including non-employee Directors.

The approval of the Plan not only will allow us to grant these awards but it will also permit us to structure incentive compensation that preserves our ability to take advantage of special tax treatments under applicable tax laws discussed in detail below. To that end with respect to future grants, in connection with approval of the Plan, you are also being asked to approve the management objectives upon which qualified performance-based awards may be based, the maximum limits, and eligible employees, as further described below.

The principal features of the Plan are summarized below. The full text of the Plan is attached as Annex A to this proxy statement, and the following summary is qualified in its entirety by reference to the Plan itself.

Shares Available Under the Plan

Subject to the provisions of Section 1.4 of the Plan, the aggregate number of shares of common stock which may be issued under the Plan is limited to 6,750,000.

The shares of common stock for which options and SARs may be granted may consist of either authorized but un-issued shares of common stock or shares of common stock which have been issued and which shall have been heretofore or hereafter reacquired by Doral Financial. The total number of shares subject to options and SARs authorized under the Plan is subject to increase or decrease in order to give effect to the adjustment provisions of Section 3 of the Plan or any amendment adopted as provided in Section 4.2 of the Plan. If any option or SAR granted under the Plan were to expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares would again be available for purposes of the Plan. The number of shares of common stock for which options and SARs may be granted under this Plan shall be reduced by the number of shares subject to an option for which a participant has exercised a related SAR in accordance with Section 2.3, Subsection (e) of the Plan.

Administration and Terms of the Plan

An independent committee (the “Committee”) of our Board of Directors shall administer the Plan. The Committee shall consist of two or more members, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “independent director” under Section 303A of the NYSE’s Listed Company Manual. Our compensation committee will initially administer the Plan.

The Committee will have the authority to, among other things, interpret the Plan, establish and revise rules and regulations relating to the Plan, determine the form, terms and conditions of option contracts as well as any other determinations that it believes necessary or advisable for the administration of the Plan. The

Committee may also waive any provisions of any option contract, provided such waiver is not inconsistent with the terms of the Plan as then in effect.

Eligibility

The Committee will have, subject to the express provisions of the Plan, general authority to determine who will be granted awards, the number of Equity Based Awards subject to such grants, and the terms of awards. Under the Plan, awards may be made to any salaried officer or common law employee of Doral Financial or any subsidiary, including Non-Employee Directors. As of March 10, 2008, there were about 32 people who would have been eligible to receive awards under the Plan.

As discussed under “Compensation Discussion and Analysis — Long-Term Compensation — Equity Based Awards” subject to the approval of Plan by the stockholders at the Annual Meeting, our Compensation Committee has tentatively approved an initial grant of stock options to our Chief Executive Officer and other named executive officers as part of our long-term compensation program. The exercise price for the stock options subject to this initial grant will be $12.60 per share, the price paid by Doral Holdings to us for the shares of common stock purchased by it as part of our recapitalization in July, 2007. The closing price of our common stock on April 2, 2008, as reported on the New York Stock Exchange was $22.11 per share. Also, as disclosed under “2007 Director Compensation” independent directors who are not specifically designated by a Designating Member will be entitled to a one time grant of stock options for 20,000 shares and an annual grant of 2,000 shares of restricted stock.

The following table summarizes the number of stock options that would initially be granted upon the approval of the Plan to (i) our named executive officers, (ii) all executive officers as a group, (iii) non-executive directors and (iv) non-executive officers as a group.

Stock Options
Name	(Number of Shares)

Glen R. Wakeman	1,000,000
Calixto García-Vélez	300,000
Marangal Domingo	200,000
Lesbia Blanco	200,000
Enrique R. Ubarri	200,000
All executive officers as a group	2,425,000
Non-executive directors	100,000
All non-executive officers as a group	665,000

Stock Options

The Committee (or the Board, in the case of a Non-Employee Director) will determine the terms and conditions of each stock option or SAR grant at the time of the grant, which may include restrictions on the periods of exercise or contingent exercise on meeting certain performance goals. Stock options that qualify as incentive stock options (“ISOs”) under section 422 of the Internal Revenue Code of 1986 (the “Code”), as amended, or as qualified stock options (“QSOs”) under section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, qualify for special tax treatments described below under “Tax Aspects of the Plan”. While the Committee will determine the terms and conditions of each stock option grant, for a stock option to qualify as an ISO or QSO, it must meet the following conditions: (i) it is granted pursuant to a plan which includes the aggregate number of shares which may be issued under options and eligible Employees (or Participants, as applicable) and which is approved by the stockholders of the granting corporation within twelve (12) months before or after the date the Plan is adopted; (ii) it is granted within ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the stockholders, whichever is earlier; (iii) it is not exercisable after the expiration of ten (10) years from the date of grant; (iv) it must have an exercise price at least equal to the fair market value of our common stock on the date of the grant; (v) it is not transferable by the optionee otherwise than by will or the laws of descent and distribution; and (vi) the aggregate fair market value of the shares with respect to which the stock option is exercisable for the first time in a calendar year cannot exceed $100,000. Additionally, in order for a stock option to qualify as an ISO, it may generally not be granted to an Employee who owns, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Doral Financial or any parent or subsidiary.

Unless provided otherwise in the option contract, the exercise price of any stock option granted may not be less than the market value of our common stock (as the determined by the Committee or Board in the case of Non-Employee Directors) on the date the option is granted. The exercise price is payable in cash or, with the approval of the Committee, in common stock valued at the then fair market value thereof as determined by the Committee, or by a combination of cash and common stock, or any other method that is included in an option contract. Unless provided otherwise, no stock option will authorize the payment of dividend equivalents or be exercisable for a period of more than ten (10) years from the date of grant.

Stock Appreciation Rights

SARs may be granted in tandem with stock options or may be freestanding. When a SAR is granted with respect to shares of common stock covered by a QSO, such SAR may be exercised only when the fair market value of the shares of common stock subject to the option exceeds the exercise price of such option.

Subject to adjustment as described under “Adjustment” below, the Plan does not permit, without the approval of our shareholders, what is commonly known as the “repricing” of stock options or SARs, including:

•	An amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR:

•	The cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	The cancellation of an outstanding stock option or SAR and replacement with another award under the Plan.

Other Equity-Based Awards

The Plan also permits grants of awards (including restricted stock or restricted stock units) of, or based on, shares of common stock or factors that may influence the value of such shares. The Committee (or the Board, in the case of a Non-Employee Director) will determine the terms and conditions of such awards, which may include the achievement of management objectives or performance goals and the forfeiture of such awards upon termination of employment.

Adjustment

In the event of any change in the number or kind of outstanding shares of our common stock by reason of a stock split, extraordinary cash dividend, stock dividend, or any other change in our corporate structure or shares of our common stock (i.e. recapitalization, merger, consolidation, reorganization, separation, liquidation etc.), an appropriate adjustment will be made consistent with the rules of Section 424(a) of the IRC (or any successor provision) or an applicable provision of the PRC:

•	In the number and kind of shares for which awards may be granted, both in the aggregate and the individual limitations each calendar year;

•	In the number and kind of shares subject to outstanding awards;

•	In the exercise price of a stock option or base price of a SAR; and

•	Other adjustments as the board deems appropriate.

In no event shall any adjustment be made which would render any QSO granted other than a “qualified option” under Section 1046 of the PRC or any ISO other than an “incentive stock option” as defined in

Section 422 of the IRC. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

Change in Control

Unless otherwise provided in an award agreement, if there is a Change in Control of us (as defined in the Plan) the exercisability of each option outstanding under the Plan shall be automatically accelerated so that each option shall, for a reasonable period of time prior to the specified effective date of the change in control, become fully exercisable with respect to the total number of shares subject to such option and may be exercisable for all or any portion of such shares. Upon the consummation of the change in control, all outstanding options under the Plan shall, to the extent not previously exercised, terminate and cease to be outstanding without any further action by Doral Financial.

In addition, upon reasonable written notice to the participants, the Committee in its discretion, may also elect to terminate an option upon the effective date of the Change in Control in which case; (a) we will provide a reasonable opportunity for the participant to exercise his or her options with respect to vested shares of common stock prior to such termination; (b) we will provide payment to the participant in respect of the termination of his or her options in an amount equal to the excess, if any, of the consideration per share of common stock paid or provided in the Change in Control to shareholders, over the option’s per share exercise price, multiplied by the number of shares of common stock subject to the then outstanding options (whether vested or non-vested); or (c) we will provide a reasonable opportunity for the participant to elect to roll over his or her options into new stock options in connection with the new transaction; but in no event will the optionee lose the right to exercise any option in connection with or as a result of the Change in Control.

Transferability

Awards made under the Plan are generally not transferable by our employees except by will or the laws of descent and distribution. In such as case, we shall not be bound to honor the transfer unless the company has been furnished with written notice and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

No Limitation on Compensation and Scope of Liabilities

Nothing in the Plan limits our right to establish other plans if and to the extent permitted by applicable law. Our liability and that of our subsidiaries and affiliates under the Plan is limited to the obligations expressly set forth in the Plan.

Plan Benefits

Future benefit allocations to any persons or group of persons under the Plan cannot be determined at this time. Such determinations are subject to the discretion of the Committee.

Tax Aspects of the Plan

Under present law, the following is a description of the Puerto Rico and U.S. federal income tax consequences generally arising with respect to the grant of options, SARs and Equity-based Awards under the Plan.

Tax Consequences to Participants

Puerto Rico Code.  A recipient of a QSO does not recognize income at the time of the grant or exercise of an option. If an Optionee sells or exchanges shares acquired pursuant to the exercise of a QSO, there may be taxable long-term or short-term capital gain or loss. Whether the gain or loss is short-term or long-term will depend on whether the shares were held for more than six months, commencing on the date of exercise of the option, and measured by the difference between the amount realized on the disposition of such shares and the optionee’s tax basis in such shares. In general, a tax basis is the amount paid for the shares.

With respect of a Nonstatutory Options, a recipient does not recognize income at the time of grant of a Nonstatutory Option. The difference between the fair market value of the shares of stock on the date of exercise and the stock option exercise price generally will be treated as compensation income upon exercise. Upon a subsequent disposition of the shares, the difference between the amount received by the optionee and the fair market value of the shares of stock on the option exercise date will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than six months. The holding period for this determination commences on the date of exercise of such options.

A grant of SARs will not result in taxable income to the recipient. However, the exercise of SARs will generally result in compensation in the amount of the cash payment taxable as ordinary income to the employee.

A grant of restricted stock will not result in taxable income to the recipient if such restricted stock is not transferable and subject to substantial limitations which will preclude the recipient from assigning or transferring the same. The recipient will recognize compensation income at the first time such stock becomes transferable or no longer subject to substantial limitations, in an amount equal to the fair market value of the shares of stock on the date the restrictions lapse. Upon a subsequent disposition of the shares, any amount received in excess of the recipient’s basis in those shares (i.e., generally, the fair market value of the shares on the date the restricted stock vests) will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than six months.

A grant of restricted stock units will not result in taxable income to the recipient upon the award of such restricted stock units if such units are not transferable and subject to substantial limitations which will preclude the recipient from assigning or transferring the same. The recipient will recognize compensation income when the restricted units are generally converted into shares of stock, and become transferable or no longer subject to substantial limitations, in an amount equal to the fair market value of the shares of stock on the date the restrictions lapse.

Federal Tax Code.  The federal tax consequences to participants depend on whether or not participants reside in Puerto Rico as described below:

a. Residents of Puerto Rico:  Recipients of options or SARs who are residents of Puerto Rico during the entire taxable year and perform services for Doral Financial or our subsidiaries in Puerto Rico, will not have any gross income for federal income tax purposes either in respect of (i) the grant or the exercise of Options or (ii) the grant of, or the receipt of cash payment upon exercise of, SARs, restricted stock or restricted stock units.

b. Non-Residents of Puerto Rico and Residents of Puerto Rico who Perform Services Outside Puerto Rico:  In general, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico, will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to the alternative minimum taxable income. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of Doral Financial or our subsidiaries within the meaning of Section 422 of the Code, from the date the ISO is granted through the date three months before the date of the exercise.

If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of the grant and for at least one year after the date of exercise, upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. Upon any subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

In general, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside of Puerto Rico, to whom a Nonstatutory Option is granted will recognize no income at the time of the grant of the option. Upon exercise of a Nonstatutory Option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option (or,if the optionee is subject to restrictions imposed by Section 16 (b) of the Securities Exchange Act of 1934, upon the lapse of those restrictions, unless the optionee makes a special election within 30 days after exercise to have income determined without regard to the restrictions). Upon a subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option is exercised).

A grant of SARs will not result in taxable income to the recipient. However, upon exercise of SARs, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico will recognize ordinary income in an amount equal to the cash received on the exercise date.

The recipient of restricted stock will generally not recognize taxable income upon receipt of restricted stock which is not transferable and is subject to a substantial risk of forfeiture. However, the recipient will generally recognize compensation income at the first time such stock becomes transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares of stock on the date the restrictions lapse. However, pursuant Section 83(b) of the Code, a recipient may elect to recognize compensation income when he or she receives an award of restricted stock based on the fair market value of the shares of stock subject to the award on the date of that award. Such election must be made by filing an appropriate form with the Internal Revenue Service within thirty (30) days of the award date. Upon a subsequent disposition of the shares, any amount received in excess of the recipient’s basis in those shares (i.e., generally, the fair market value of the shares on the date the restricted stock vests, or the award date if a Section 83(b) election was made) will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than one year.

Under certain circumstances, including if the exercise price of a Nonstatutory Option or of a SAR is less than the market value of our common stock on the date the Nonstatutory Option or SAR is granted, an optionee or recipient of the SAR may be subject to an additional 20% tax and interest on amounts that would have been taxed as income, under section 409A of the Code.

A grant of restricted stock units will not result in taxable income to the recipient upon the award of such restricted stock units if such units are not transferable and subject to substantial limitations which will preclude the recipient from assigning or transferring the same. The recipient will recognize compensation income when the restricted units are generally converted into shares of stock and become transferable or no longer subject to substantial limitations in an amount equal to the fair market value of the shares of stock on the date the restrictions lapse.

Tax Consequences to Us

Puerto Rico Code  Doral Financial will not be entitled to a business expense deduction in respect of the grant of a QSO, the exercise thereof or the disposition of the shares. While we will also not be entitled to a business expense deduction at the grant of SARs, we may generally claim a tax deduction in the amount of any cash paid upon the exercise of SARs. We will also be entitled to a deduction in the amount of income recognized by an optionee upon the exercise of a Nonstatutory Option, and upon the recipient’s recognition of income with respect to restricted stock and restricted stock units.

Federal Tax Code.  We are organized under the laws of the Commonwealth of Puerto Rico and, at the present time, are not directly engaged in any trade or business in the United States. Accordingly, we are subject generally to a flat 30% federal income tax on our fixed or determinable, annual or periodic income, if any, from sources within the United States. We would only be entitled to claim deductions in computing our U.S. income tax liability to the extent such deductions were directly related to any income effectively connected with the conduct of a trade or business in the United States. Because as a Puerto Rico corporation, we are not required to pay federal income taxes except for any income related to the conduct of a trade or business in the United States, the limitations imposed by Section 162(m) of the Code for compensation to certain highly paid executives should not limit the tax deduction available to us under the Plan. For purposes of the discussion below, some of the QSOs granted under the Plan may also be treated as ISOs for purposes of Sections 421 and 422 of the Code.

We and our subsidiaries will not be entitled to a business expense deduction with respect to the grant or exercise of an ISO by a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside of Puerto Rico. To the extent an optionee non-resident of Puerto Rico or resident of Puerto Rico who performs services outside Puerto Rico recognized ordinary income related to Nonstatutory Options, restricted stock and restricted stock units as explained above, Doral Financial and our subsidiaries will be allowed a business expense deduction subject to (i) any limitations imposed by Section 162(m) of the Code for federal income tax purposes, (ii) the employee recognizing such compensation in income and (iii) certain reporting requirements. With regards to SARs, if we comply with applicable withholding requirements, We and our subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

Amendment and Termination

The Plan may be amended, modified, suspended or terminated earlier by our Board subject to the limitations as described in section 4.2 of the Plan. Determinations, interpretations, or findings by the Board of Directors or the Committee shall be conclusive and binding in all cases.

Adoption of this proposal requires the affirmative vote of the majority of the votes cast in person or by proxy by holders of our common stock entitled to vote at the annual meeting.

Our board of directors recommends that you vote FOR this Proposal.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2008. PricewaterhouseCoopers LLP has served as our independent public accountants since 1977. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP during our 2007 fiscal year included the examination of our consolidated financial statements, limited reviews of quarterly reports, audits of our subsidiaries, services related to filings with the SEC and other regulatory agencies, and consultations on various tax and accounting matters.

Our Audit Committee reviewed all non-audit services rendered by PricewaterhouseCoopers LLP to us and concluded that the provision of such services was compatible with the maintenance of PricewaterhouseCoopers’ independence in the conduct of its auditing functions. Our Audit Committee has adopted a Pre-Approval Policy pursuant to which it has pre-approved various audit related services, including due diligence services and tax planning and tax compliance services. In all cases, the extent of pre-approved services is limited by dollar amount. Our Audit Committee intends to periodically review the list of pre-approved services. A copy of our Audit Committee’s Pre-Approval Policy may be found on our website at www.doralfinancial.com.

The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for 2007 and 2006 for the various services provided to Doral Financial were:

Type of Fees	2007	2006(1)

Audit Fees	$4,719,248	$4,386,299
Audit-Related Fees	230,000	240,000
Tax Fees	—	—
All Other Fees	226,000	3,000

Total	$5,175,248	$4,629,299

(1)	The amounts for 2006 have been reclassified to reflect fees accrued for the year rather than amounts paid in order to be consistent with 2007 presentation.

In the above table, in accordance with SEC definitions and rules, “audit fees” are fees paid by us to PricewaterhouseCoopers LLP for professional services rendered for the audits of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and of the consolidated financial statements included in the Form 10-K and for the review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and consisted of accounting consultations and attestation reports under mortgage servicing agreements relating to Regulation AB compliance. “All other fees” are fees billed by PricewaterhouseCoopers LLP to us for any services not included in the first three categories. “All other fees” for 2007 includes approximately $217,000 that were paid by Doral Financial for the audit services performed on Doral Holdings and paid by Doral Financial. During 2007, we also paid approximately $9,000 related to the use of an electronic library of authoritative research accounting and SEC literature.

The submission of this proposal to a vote of shareholders is not legally required. If the selection of PricewaterhouseCoopers LLP is not approved, the Audit Committee will reconsider its selection. The affirmative vote of a majority of the shares of common stock represented, in person or by proxy, at the annual meeting is required to adopt this proposal.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item is required for approval. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

Vote Recommendation

Our Board of Directors recommends that shareholders vote FOR ratification of the selection of PricewaterhouseCoopers LLP as Doral Financial’s independent registered public accounting firm.

OTHER MATTERS

Management knows of no matters that may be brought before the annual meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. If any other matter should come before the annual meeting or any adjournment thereof it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxies as recommended by our Board of Directors or, if no recommendation is given, in accordance with their own discretion.

Shareholder Proposals and Nominations for the 2009 Annual Meeting

Under Doral Financial’s bylaws, no business may be brought before an annual meeting, including nominations from shareholders, unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Corporate Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 180 days prior to the first anniversary of the preceding year’s annual meeting. However, if the annual meeting is called on a date that is not within thirty days before or after such anniversary date — that is with respect to the 2009 Annual Meeting of Shareholders between April 7, 2009 and June 6, 2009 — notice by a shareholder in order to be timely must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with certain additional information requirements in the bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in Doral Financial’s proxy statement. You can obtain a copy of Doral Financial’s bylaws by writing to the Corporate Secretary at the address set forth on the cover page of this proxy statement.

Shareholder proposals should be directed to the attention of the General Counsel of Doral Financial and otherwise follow the procedure prescribed in SEC Rule l4a-8.

The above Notice of Annual Meeting and Proxy Statement are sent by order of our Board of Directors of Doral Financial Corporation.
Enrique R. Ubarri-Baragaño
Secretary
Dated: April 9, 2008

ANNEX A

DORAL FINANCIAL CORPORATION

2008 Stock Incentive Plan

ARTICLE I

Section 1. Introduction

1.1  Purpose.

The purposes of the Doral Financial Corporation 2008 Stock Incentive Plan (the “Plan”) is to provide Doral Financial Corporation (the “Company”) and its subsidiaries with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to non-employee directors and employees who provide services to the Company and its subsidiaries. The Plan is expected to contribute to the attainment of these objectives by offering non-employee directors and selected employees the opportunity to acquire stock ownership interests in the Company.

1.2	Consideration to Company for Issuance of Options and Stock Appreciation Rights: Employment Agreements by Employees.

Each Employee by signing and accepting an Option Contract will, if the Committee so requires, agree that the consideration to the Company for the issuance of Options or Stock Appreciation Rights will be any employment agreements as well as the benefits to the Company from the added incentive to the Employee of increased proprietorship in the Company. Nothing in the Plan or in any Option Contract shall confer on any individual any right to continue employed by the Company or any of its Subsidiaries or limit the right of the Company or any of its Subsidiaries to terminate Employment of an Employee at any time, with or without cause.

1.3  Plan Subject to Ratification by Shareholders.

The Plan shall become effective upon adoption by the Board of Directors, provided that the Plan is approved, within one year following its adoption by the Board of Directors, by a vote of the holders of a majority of the shares of Common Stock entitled to vote in a manner permitted under applicable law and rules of the NYSE. No Option or Stock Appreciation Right under the Plan may be granted more than 10 years after the date the Plan is approved by the shareholders of the Company, without further approval by the shareholders of the Company.

1.4  Limitations on Number of Shares Issuable Under the Plan.

Subject to the following provisions of this Section 1.4, the aggregate number of shares of Common Stock which may be issued under the Plan shall be limited to 6,750,000. The shares of Common Stock for which Options and Stock Appreciation Rights may be granted may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Company. The total number of shares subject to Options and Stock Appreciation Rights authorized under the Plan shall be subject to increase or decrease in order to give effect to the adjustment provisions of Section 3 hereof or any amendment adopted as provided in Section 4.2 hereof. If any Option or Stock Appreciation Right granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for purposes of the Plan. The number of shares of Common Stock for which Options and Stock Appreciation Rights may be granted under this Plan shall be reduced by the number of shares subject to an Option for which a Participant has exercised a related Stock Appreciation Right in accordance with Section 2.3, Subsection (e), hereof.

1.5  Definitions.

The following terms shall have the meanings set forth below:

(a) Applicable Sponsor Entity.  “Applicable Sponsor Entity” means (i) the Company, (2) the Sponsor, or (iii) the Limited Partnership, as applicable.

(b) Appreciation Date.  The date designated by a grantee of a Stock Appreciation Right for measurement of the appreciation in the value of the Common Stock subject to the Stock Appreciation Right, which date shall not be earlier than the date notice of such designation is received by the Secretary of the Company.

(c) Board or Board of Directors.  The Board of Directors of the Company.

(d) Change in Control.  A “Change in Control” shall be deemed to have occurred if:

(i) all or substantially all of the assets of the Applicable Sponsor Entity are sold, liquidated or distributed to a Person that is not controlled, directly or indirectly, by the entities (or their affiliates that control such entities) of Bear Stearns Merchant Banking III AIV (Cayman), Ltd., Perry Capital, LLC, Marathon Special Opportunity Master Fund, Ltd., D.E. Shaw Laminar Portfolios, L.L.C. and Tennenbaum Opportunities Partners V, LP (collectively, the “Sponsoring Entities”); or

(ii) there occurs a reorganization, merger, consolidation or other corporate transaction (a “Transaction”) involving (A) the Company, in each case, resulting in fifty percent (50%) or more of the Common Stock held by the Sponsor, directly or indirectly, determined on a fully diluted basis, on the date hereof, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities, (B) the Sponsor, in each case, resulting in fifty percent (50%) or more of the equity interest of the Sponsor, directly or indirectly, immediately subsequent to the Transaction, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities or, or (C) the Limited Partnership, in each case, resulting in fifty percent (50%) or more of the equity interest of the Limited Partnership, directly or indirectly, held as of the effective date of this Plan, directly or indirectly, immediately subsequent to the Transaction, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities;

if and only if any event listed in (i) or (ii) above results in (x) the inability of the Sponsoring Entities to (directly or indirectly) appoint and/or elect in combination a majority of the Board of Directors of the Company or the board of directors of the resulting entity, or (y) Doral GP Ltd. ceasing to be controlled, directly or indirectly, by the Sponsoring Entities. Notwithstanding the foregoing, if, in one transaction or a series of transactions, Sponsor sells 80% or more of the Common Stock held by the Sponsor on the Effective Date, the Limited Partnership sells 80% or more of its interests in the Sponsor held by the Limited Partnership on the Effective Date, or the Sponsoring Entities sell 80% or more of their interest in the Limited Partnership held by the Sponsoring Entities on the Effective Date, then a Change in Control shall be deemed to have occurred. In addition, in the event that any sales of Common Stock by the Sponsor, sales of interests in the Sponsor by the Limited Partnership, and sales of interests in the Limited Partnership by the Sponsoring Entities, in the aggregate, equal or exceed 80% of all such equity interests determined in relationship to the Common Stock held by the applicable foregoing entities on the Effective Date, then a Change in Control shall also be deemed to have occurred.

(e) Committee.  The Compensation Committee or such other committee or committees as shall be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 4.1 hereof.

(f) Common Stock or Shares.  The Corporation’s presently authorized common stock, par value $0.01 per share, except as this definition may be modified pursuant to the provisions of Section 3 hereof.

(g) Employee.  Any salaried officer or common law employee of the Company or any Subsidiary, or both, including any salaried officer or employee who is a member of the Board of Directors.

(h) Employment.  The rendering of services by an Employee for the Company, or for any Subsidiary, or both. Whether military, government or public service shall constitute termination of employment for purposes of this Plan or any Option or Stock Appreciation Right granted hereunder shall be determined in each case by the Committee in its sole discretion.

(i) Exchange Act.  The Securities Exchange Act of 1934, as amended.

(j) Fair Market Value.  The Committee shall determine the fair market value of the Common Stock on the basis of available prices for such Common Stock or in such manner as may be permitted by applicable regulations under the PRC or the IRC.

(k) Incentive Stock Option.  An option to purchase Common Stock granted by the Company to an Employee under the Plan which satisfies the requirements of Section 422 of the IRC.

(l) IRC.  The Internal Revenue Code of 1986, as amended.

(m) Limited Partnership.  Doral Holdings, L.P., a Cayman Islands limited partnership.

(n) Nonstatutory Stock Option.  An option to purchase Common Stock granted by the Company to a Participant under the Plan which does not satisfy the requirements of Section 1046 of the PRC or Section 422 of the IRC.

(o) Option.  A Qualified Stock Option, an Incentive Stock Option or a Nonstatutory Stock Option.

(p) Option Expiration Date.  The date on which an Option becomes unexercisable by reason of the lapse of time or when a Nonstatutory Stock Option otherwise becomes unexercisable.

(q) Participant.  Any Employee or non-Employee member of the Board of Directors (a “Non-Employee Director”) selected to receive awards under the Plan.

(r) Person.  Any person (within the meaning of Section 3(a)(9) of the Exchange Act), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any subsidiary or any employee benefit plan sponsored or maintained by the Company or any subsidiary.

(s) PRC.  The Puerto Rico Internal Revenue Code of 1994, as amended.

(t) Qualified Stock Option.  An option to purchase Common Stock granted by the Company to an Employee under the Plan which satisfies the requirements of Section 1046 of the PRC.

(u) Sponsor.  Doral Holdings Delaware, LLC, a Delaware limited liability company.

(v) Stock Appreciation Right.  A Participant’s right to earn additional compensation for the performance of future services, based on appreciation in the Fair Market Value of the Common Stock pursuant to the formula set forth in Section 2.3, Subsection (c), hereof.

(w) Stock Appreciation Right Expiration Date.  The date on which a Stock Appreciation Right becomes unexercisable by reason of the lapse of time or, except in the case of a Stock Appreciation Right attached to a Qualified Stock Option or Incentive Stock Option, otherwise becomes unexercisable.

(x) Subsidiary.  Any corporation in an unbroken chain of corporations beginning with the Company, in which the Company owns, directly or indirectly through one or more subsidiaries, 50% or more of the outstanding voting stock or similar interests.

(y) Total Disability.  A Participant is unable to perform all of the material and substantial duties of his/her occupation on a full-time basis because of a disability (i) caused by injury or sickness and (ii) that started while the Participant was insured that continues for a period of six (6) months in any twelve (12)-consecutive-month period.

(z) The use of the singular shall also include within its meaning the plural or vice versa.

Section 2. Stock Options

2.1  Grant and Exercise of Options.

(a) Grant.  The Committee on behalf of the Company (and the Board, in the case of a Non-Employee Director) may grant Options to purchase Common Stock to Participants selected by it in its discretion.

(b) Option Contracts.  Options and any Stock Appreciation Rights shall be evidenced by agreements (“Option Contracts”) in such form as the Committee (or the Board, in the case of Non-Employee Directors) shall approve containing such terms and conditions, including the period of their exercise, whether in installments or otherwise, as shall be contained therein, which need not be the same for all Options.

(c) Option Price.  Unless an Option Contract provides otherwise, the purchase price per share of Common Stock under each Option shall be not less than 100 percent of the Fair Market Value per share of such Common Stock on the date the Option is granted, as determined by the Committee (or the Board, in the case of Non-Employee Directors). The purchase price may be subject to adjustment in accordance with the provisions of Section 3 hereof.

(d) Term of Option.  Unless an Option Contract provides otherwise, the term during which each Option granted under the Plan may be exercised shall not exceed a period of ten years from the date of its grant.

(e) Options Nontransferable.  Options granted under the Plan shall by their terms be nontransferable by the Participant otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or, in the case of Total Disability, by a representative of the Participant on such Participant’s behalf. No transfer of an Option by a Participant by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

(f) Payment.  Each Option shall be exercised by delivery of a written notice to the Company stating the number of whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor. No shares shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares purchased upon the exercise of an Option shall be made in cash or, with the approval of the Committee, in Common Stock valued at the then Fair Market Value thereof as determined by the Committee, or by a combination of cash and Common Stock, or any other method that is included in an Option Contract. Neither the Company nor any Subsidiary may directly or indirectly lend money to any individual for the purpose of assisting such individual to acquire or to carry shares issued upon the exercise of Options granted under the Plan. No Participant shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such individual shall have become the holder of record of such share, and except as otherwise permitted by Section 3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such individual shall have become the holder of record thereof.

(g) Investment Purpose.  If at the time of any exercise of any Option the Company does not have a registration statement on Form S-8 covering the shares issuable upon exercise of such Option effective under the Securities Act of 1933, as amended, the Company may, if it shall deem it necessary for any reason, require the holder of the Option to represent in writing to the Company that it is the intention of such holder to acquire the shares of Common Stock being acquired for investment only and not with a view to the distribution thereof. In such event no shares of Common Stock shall be issued to such holder unless and until the Company is satisfied with the correctness of such representation.

2.2  Qualified Stock Options and Incentive Stock Options.

In addition to meeting the requirements of Section 2.1, each Qualified Stock Option shall be subject to the requirements of (a) and each Incentive Stock Option shall be subject to the requirements of (a), (b) and (c) of this Section 2.2.

(a) Annual Limitation of Options Which May Be Considered Qualified Stock Options and/or Incentive Stock Options.  Anything else in the Plan notwithstanding, if and to the extent that the provisions of Section 1046 of the PRC and/or Section 422 of the IRC shall so require, the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares with respect to which Qualified Stock Options and/or Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under the Plan and any other plans of the Company and its Subsidiaries) shall not exceed $100,000.

(b) Incentive Stock Options Granted to Ten Percent Shareholders.  Notwithstanding anything to the contrary contained in this Plan, an Incentive Stock Option may not be granted to an Employee who owns, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless, at the time such Incentive Stock Option is granted, the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date of grant of such Incentive Stock Option.

(c) Notice.  An Employee shall give prompt notice to the Company of any disposition of shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after grant or one year after the receipt of such shares by the Employee.

2.3  Stock Appreciation Rights and Other Equity-Based Awards.

(a) Grant.  The Committee (or the Board, in the case of a Non-Employee Director) may grant a Stock Appreciation Right with respect to any shares of Common Stock covered by any Option granted under the Plan or separately from any Option grant, and may also grant such other awards of, or based on, shares of Common Stock (e.g. restricted stock or restricted stock units) (“Share-Based Awards”).

(b) Terms and Conditions.  Each Stock Appreciation Right and Share-Based Award shall be subject to such terms and conditions as the Committee (or the Board, in the case of a Non-Employee Director) may determine. When a Stock Appreciation Right is granted with respect to shares of Common Stock covered by a Qualified Stock Option, such Stock Appreciation Right may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the exercise price of such Option.

(c) Amount of Stock Appreciation Right Compensation.  The amount of compensation which shall be payable to a Participant pursuant to the exercise of a Stock Appreciation Right accompanying an Option is equal to the excess of the Fair Market Value of one share of Common Stock on the Appreciation Date over the Fair Market Value of such share on the date the Stock Appreciation Right was granted multiplied by the number of Option shares with respect to which the Stock Appreciation Right is exercised (the “spread”). The amount of compensation which shall be payable pursuant to the exercise of a Stock Appreciation Right shall not exceed 100 percent of the spread. The amount paid upon exercise of Stock Appreciation Right shall be reduced by such amount as the Company is required to withhold for tax purposes.

(d) Termination of Related Options.  Upon the exercise of a Stock Appreciation Right, any related Option shall cease to be exercisable as to the shares with respect to which such Stock Appreciation Right was exercised, and the related Option shall be considered to have been exercised to that extent. Upon the exercise in full of any related Option, the Stock Appreciation Right granted with respect thereto shall terminate.

(e) Automatic Exercise Upon Expiration.  Upon the Option Expiration Date of an Option, an attached Stock Appreciation Right shall automatically be deemed to be exercised in full by the Employee and cash or, in the discretion of the Committee, shares of Common Stock, or such other property the Common Stock may be converted into, shall be paid to such Employee for 100% of the spread. There shall be no automatic exercise of an attached Stock Appreciation Right if the exercise price exceeds the Fair Market Value of the

Corporation’s Common Stock on the Option Expiration Date, on which date both the Option and attached Stock Appreciation Right shall expire without payment.

Section 3. Adjustments Upon Changes in Capitalization; Change in Control; Dissolution.

(a) Subject to any legally required action by the shareholders of the Company, each of (i) the number of shares of Common Stock covered by each outstanding Option, Stock Appreciation Right or Share-Based Award, (ii) the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Appreciation Rights or Share-Based Award, have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Appreciation Right or Share-Based Award, (iii) the price per share of Common Stock covered by each such outstanding Option, Stock Appreciation Right or Share-Based Award, and (iv) the maximum number of shares with respect to which Options, Stock Appreciation Rights or Share-Based Award, may be granted to any Participant, shall be proportionately adjusted for any stock split, extraordinary cash dividend, the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected in connection with any corporate event; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option or Qualified Stock Option shall comply with the rules of Section 424(a) of the IRC (or any successor provision) or an applicable provision of the PRC and (b) in no event shall any adjustment be made which would render any Qualified Stock Option granted hereunder other than a “qualified option” under Section 1046 of the PRC or any Incentive Stock Options other than an “incentive stock option” as defined in Section 422 of the IRC. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(b) Unless an Option Contract provides otherwise, if: (1) any Person acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Company, the Sponsor or the Limited Partnership as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (2) the shareholders of the Company or the members of the Sponsor or the partners of the Limited Partnership approve (A) any consolidation or merger of the Company, the Sponsor or the Limited Partnership in which the Company, the Sponsor or the Limited Partnership is not the surviving entity (other than a merger of the Company, the Sponsor or Limited Partnership in which the holders of Common Stock or partnership interest immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving entity immediately after the merger), (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or the Sponsor or the Limited Partnership to an entity which is not a wholly-owned subsidiary of the Company, the Sponsor, or the Limited Partnership or (C) in the event of the proposed dissolution or liquidation of the Company, the Sponsor or the Limited Partnership, then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each Option shall, for a reasonable period of time prior to the specified effective date of any of the foregoing transactions, become fully exercisable with respect to the total number of shares subject to such Option and may be exercisable for all or any portion of such shares. Upon the consummation of any of such transactions, all outstanding Options under the Plan shall, to the extent not previously exercised, terminate and cease to be outstanding without any further action by the Company. In addition to the foregoing, the Committee may, in its discretion, elect to provide, in connection with a Change in Control: (x) after reasonable advance written notice to the Participant that the Company intends to terminate an Option upon the effective date of the Change in Control, and if such determination is made, the Company will provide a reasonable opportunity for the Participant to exercise his or her Options with respect to vested shares of Common Stock prior to such termination; (y) that upon the effective date of the Change in Control, an Option will be terminated, and if such determination is made, the Company will provide (or cause to be provided) payment to the Participant in respect of the termination of his or her Options in an amount equal to the excess, if any, of the consideration per share of Common Stock paid or provided in the Change in Control to shareholders, over the Option’s per share exercise price, multiplied by the number of shares of Common Stock subject to the then outstanding Options (whether vested or nonvested); or (z) a reasonable opportunity for the Participant to elect to roll over his or her Options into new stock options in connection with the new transaction; provided, that this clause (z) will not eliminate any right the Optionee has to exercise any Option in connection with or as a result of the Change in Control.

ARTICLE II

Section 4. Administration

4.1  Independent Committee to Administer the Plan.

(a) Composition and Functions of Committee.  A Committee consisting of at least two directors (who shall be “Non-Employee Directors” as defined in Rule 16b-3 of the Securities and Exchange Commission) shall be appointed by the Board of Directors and will have, subject to the express provisions of the Plan, general authority to administer the Plan, to grant Options, Stock Appreciation Rights and Share-Based Awards hereunder, subject to the approval of the Board of Directors if such approval is required hereunder, and to perform such other functions as may be assigned to it by the Board of Directors in connection with the Plan, including, among other things, determining the form of Option Contracts to be issued under the Plan and the terms and conditions to be included in such Option Contracts and adopting from time to time such rules and regulations as it may deem appropriate for the proper administration of the Plan. The Committee may also make such determinations under, and such interpretations of, and take such steps in connection with, the Plan, the rules and regulations or Options, Stock Appreciation Rights and Share-Based Awards granted thereunder as it may deem necessary or advisable. The Committee may, in its discretion or in accordance with a direction from the Board of Directors, waive any provisions of any Option Contract, provided such waiver is not inconsistent with the terms of the Plan as then in effect.

(b) Authorization of Actions Taken by the Committee and Board of Directors.  Vacancies in the Committee shall be filled by the Board of Directors. The Committee may act by a majority of its members either at a meeting or in writing without a meeting. All questions arising under the Plan or under the rules and regulations or under the Option Contracts, whether such questions involve interpretation thereof or otherwise, shall be determined by the Committee and its determination, unless disapproved by the Board of Directors, shall be conclusive and binding in all cases. To the extent that any such action would not adversely affect the status of Qualified Stock Options and Incentive Stock Options under the PRC and IRC, respectively, all matters provided in the Plan, in the Option Contracts, or in such rules and regulations to be determined or performed by the Committee may be determined or performed by the entire Board of Directors. No member of the Board of Directors or of the Committee shall be liable for any action taken or any determination made in good faith with respect to the Plan or any Option Contract.

(c) Findings of the Board of Directors and Committee Are Conclusive.  Each determination, interpretation, or other action made or taken pursuant to the provisions of this Plan by the Board of Directors or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, without limitation thereto, the Company, the shareholders, the Committee and each of the members thereof, and the Participants, and their respective successors in interest.

4.2  Amendment and Discontinuance of the Plan.

The Board of Directors may at any time amend, modify, suspend or terminate the Plan, without shareholder approval, except to the extent such approval is required by the PRC or the IRC to permit the granting of Qualified Stock Options or Incentive Stock Options, or by the rules of any securities exchange or automated quotation system on which the shares of Common Stock of the Company trade at such time; provided, that no change shall be made which will have a material adverse effect upon any Option, Stock Appreciation Right or Share-Based Award previously granted unless the consent of the affected Participant is obtained.

4.3  Withholding Taxes.

Whenever shares of Common Stock are to be issued pursuant to the Plan, the Company shall have the right to require that there be remitted to the Company an amount sufficient to satisfy all applicable federal, state, commonwealth and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Corporation reserves the right to satisfy the applicable federal, state, commonwealth and local withholding tax requirements through the retention of shares of Common Stock otherwise transferable upon exercise of an Option. Whenever payments are to be made in cash by the Company, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

4.4  Funding.

Funding.  No provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law. This section shall not prevent the Company from purchasing its Common Stock for the purpose of meeting its requirements to issue Common Stock pursuant to the Plan.

4.5  Other.

(a) To the extent applicable, this Plan is intended to permit the issuance of Qualified Stock Options in accordance with the provisions of Section 1046 of the PRC and Incentive Stock Options in accordance with Section 422 of the IRC. This Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Qualified Stock Options or Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Qualified Stock Options or Incentive Stock Options granted hereunder to qualify under said provisions of the PRC and the IRC.

(b) The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any Subsidiary and any Employee, nor shall it constitute a right to remain in the employ of the Company or any Subsidiary. The terms or existence of this Plan, as in effect at any time or from time to time, or any award granted under the Plan, shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Employee’s employment at any time, nor confer upon any Employee any right to continue in the employ of the Company or any Subsidiary or any other affiliate of the Company. Each employee of the Company or any Subsidiary remains at will. Except to the extent expressly selected by the Committee to receive an award under this Plan, no person (whether or not an Employee) shall at any time have a right to be selected for initial or additional participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or an affiliate.

(c) The granting of awards and the issuance of shares of Common Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Puerto Rico, without regard to principles of conflict of laws.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

	FOR	WITHHOLD
	all listed nominees	as to all nominees
No. 1 – Election of Directors	☐	☐

Nominees are:
01 Frank W. Baier,	06 Michael J. O’Hanlon,
02 Dennis G. Buchert,	07 Raymond J. Quinlan,
03 James E. Gilleran,	08 Ramesh N. Shah,
04 David E. King,	09 Kevin M. Twomey, and
05 Howard M. Levkowitz,	10 Glen R. Wakeman

(To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
No. 2 –	Adoption of Doral Financial 2008 Stock Incentive Plan	☐	☐	☐
		FOR	AGAINST	ABSTAIN
No. 3 –	Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	☐	☐	☐
		FOR	AGAINST	ABSTAIN
No. 4 –	Adjournment or Postponement of Meeting to Permit Further Solicitation of Proxies	☐	☐	☐

Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each shareholder named should sign.

To vote in accordance with the Board of Directors’ recommendation, just sign below. No boxes need to be checked.

Dated:	, 2008

Signature

Signature

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/drl		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Doral Financial Corporation
1451 F.D. Roosevelt Ave.
San Juan, Puerto Rico 00920-2717 PROXY
SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
     The undersigned holder of Common Stock of Doral Financial Corporation (the “Corporation”) hereby authorizes and appoints Dennis G. Buchert, Glen R. Wakeman and Enrique R. Ubarri, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at Auditorium D, 383 Madison Avenue, New York, New York at 8:00 a.m. EST, on Wednesday, May 7, 2008 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

     Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.
     Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.
(Continues and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
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